EXHIBIT 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MORGAN STANLEY

The present name of the corporation is Morgan Stanley. The corporation was incorporated under the name “Sears Acquisition Corporation” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 1, 1981. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of the Certificate of Incorporation and Sections 242 and 245 of the General Corporation Law of the State of Delaware by the requisite vote of the holders of the outstanding stock of the corporation entitled to vote thereon at a meeting which was called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

Name

The name of the Corporation (which is hereafter referred to as the “Corporation”) is Morgan Stanley.

ARTICLE II

Address

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purpose

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

Capitalization

The total number of shares of stock which the Corporation shall have the authority to issue is three billion five hundred thirty million (3,530,000,000), consisting of thirty million (30,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as “Preferred Stock”), and three billion five hundred million (3,500,000,000) shares of Common Stock, par value $0.01 per share (hereinafter referred to as “Common Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1) The designation of the series, which may be by distinguishing number, letter or title.

(2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(4) Dates at which dividends, if any, shall be payable.

(5) The redemption rights and price or prices, if any, for shares of the series.

(6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(7) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(8) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(9) Restrictions on the issuance of shares of the same series or of any other class or series.

(10) The voting rights, if any, of the holders of shares of the series.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other

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purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of the shares of Common Stock shall at all times, except as otherwise provided in this Certificate of Incorporation or as required by law, vote as one class, together with the holders of any other class or series of stock of the Corporation accorded such general voting rights.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of the Floating Rate Non-Cumulative Preferred Stock, Series A, are set forth in Exhibit A hereto and are incorporated herein by reference.

ARTICLE V

By-Laws

In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(1) to adopt, amend, or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

(2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VI

Action of Stockholders

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

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ARTICLE VII

Board of Directors

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed in the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be elected annually at each annual meeting of stockholders of the Corporation to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director may be removed from office at any time, with or without cause.

ARTICLE VIII

Indemnification

Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents (other than a director or officer) of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation.

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The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE IX

Directors’ Liability

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

If the General Corporation Law of the State of Delaware shall be amended, to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE X

Amendments

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

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IN WITNESS WHEREOF, Morgan Stanley has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 9th day of April, 2008.

MORGAN STANLEY

By:	/s/ Martin M. Cohen
	Name:	Martin M. Cohen
	Office:	Vice President and Counsel and Assistant Secretary

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Exhibit A

DESIGNATION OF PREFERENCES AND RIGHTS OF THE

FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES A

(Liquidation Preference $25,000 per share)

The designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Floating Rate Non-Cumulative Preferred Stock, Series A (“Series A”) are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “Floating Rate Non-Cumulative Preferred Stock, Series A.” Each share of Series A shall be identical in all respects to every other share of Series A, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

2. Number of Shares. The authorized number of shares of Series A shall be 46,000. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock; provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series A by any subsidiary of the Corporation.

3. Definitions. As used herein with respect to Series A:

(a) “Allowable Capital” has the meaning set forth in Section 7.

(b) “Board of Directors” means the board of directors of the Corporation.

(c) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(d) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

(e) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series A is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(f) “Capital Units” means the outstanding Capital Units of the Corporation and of Morgan Stanley Finance plc. Each Capital Unit consists of a subordinated debenture issued by Morgan Stanley Finance plc and guaranteed by the Corporation on a subordinated basis, and a related purchase contract issued by the Corporation that requires the holder to purchase one depositary share representing ownership of multiple shares of the Corporation’s cumulative preferred stock.

(g) “Capital Units Cumulative Preferred Stock” means shares, if any, of the Corporation’s 8.03% Cumulative Preferred Stock, par value $0.01 per share, with a stated value $200 per share, which the Corporation may issue under the terms of the outstanding Capital Units.

(h) “Certificate of Designation” means this Certificate of Designation relating to the Series A, as it may be amended or supplemented from time to time.

(i) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designation.

(j) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(k) “Dividend Determination Date” means, for each Dividend Period, the second London Business Day immediately preceding the first day of such Dividend Period.

(l) “Dividend Payment Date” means January 15, April 15, July 15, and October 15 of each year.

(m) “Dividend Period” has the meaning set forth in Section 4(a).

(n) “Dividend Record Date” has the meaning set forth in Section 4(a).

(o) “Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series A as to the payment of dividends. Junior Stock includes the Common Stock.

(p) “LIBOR” has the meaning set forth in Section 4(a).

(q) “Liquidation Preference” has the meaning set forth in Section 5(b).

(r) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(s) “Nonpayment” has the meaning set forth in Section 8(b).

(t) “Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series A in the payment of dividends.

(u) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A.

(v) “Preferred Stock Directors” has the meaning set forth in Section 8(b).

(w) “Regulations” has the meaning set forth in Section 7.

(x) “Required Unrestricted Capital Provisions” has the meaning set forth in Section 7.

(y) “Tier 1 Capital Equivalent” has the meaning set forth in Section 7.

(z) “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series A as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Capital Units Cumulative Preferred Stock, if issued, and any class or series of cumulative Preferred Stock that the Corporation may issue in the future, to the extent their like voting rights are exercisable at such time. Whether a plurality, majority or other portion of the shares of Series A and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

4. Dividends.

(a) Rate. Holders of Series A will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the original issue date (in the case of the initial Dividend Period only) or the immediately preceding Dividend Payment Date, quarterly in arrears on each Dividend Payment Date, commencing on October 15, 2006. These dividends will accrue, with respect to each Dividend Period (as defined below), on the liquidation preference amount of $25,000 per share at a rate per annum equal to the greater of (1) three-month U.S. Dollar LIBOR (as defined below) on the related Dividend Determination Date plus .70% or (2) 4%. In the event that the Corporation issues additional shares of Series A after the original issue date, dividends on such shares may accrue from the original issue date or any other date specified by the Board of Directors or an authorized committee thereof at the time such additional shares are issued.

Dividends that are payable on Series A on any Dividend Payment Date will be payable to holders of record of Series A as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date or any earlier redemption date, except that (i) the initial Dividend Period for any share of Series A issued on the original issue date will commence on and include the original issue date of the Series A and will end on and exclude the October 15, 2006 Dividend Payment Date, and (ii) for any share of Series A issued after the original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose and shall end on and exclude the next Dividend Payment Date. Dividends payable on the Series A will be computed by the Calculation Agent on the basis of a 360-day year and the actual number of days elapsed in the Dividend Period. Dividends for the initial Dividend Period will be calculated from the original issue date. If any date on which dividends would otherwise be payable is not a Business Day, then the Dividend Payment Date will be the next succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date will be the immediately preceding day that is a Business Day.

For any Dividend Period, LIBOR (the London interbank offered rate) shall be determined by the Calculation Agent on the Dividend Determination Date in the following manner:

(i) LIBOR will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, that appears on Page 3750, or any successor page, on Moneyline Telerate Inc., or any successor service, at approximately 11:00 a.m., London time, on that Dividend Determination Date.

(ii) If no such rate appears, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Dividend Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that Dividend Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the first day of such Dividend Period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Dividend Determination Date, by three major banks in New York City, as selected by the Calculation Agent after consultation with the Corporation, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the first day of such Dividend Period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that Dividend Determination Date will be the same as LIBOR for the immediately preceding Dividend Period, or, if there was no Dividend Period, the dividend payable will be based on the initial dividend rate.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series A shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A as specified in this Section 4 (subject to the other provisions of this Certificate of Designation).

Dividends on shares of the Series A will not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series A payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series A are declared for any future Dividend Period.

(b) Priority of Dividends. The Series A will rank (i) senior to the Common Stock and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series A, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series A (issued with the requisite consent of the holders of the Series A, if required) and (iii) except as described in the following sentence, at least equally with each other class or series of Preferred Stock the Corporation may issue with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. The Series A will rank junior as to payment of dividends, but on a parity as to amounts payable upon liquidation, dissolution or winding up of the Corporation, with any Capital Units Cumulative Preferred Stock, any other class or series of cumulative Preferred Stock that the Corporation may issue in the future and any other class or series of Preferred Stock that the Corporation may issue in the future that is expressly stated to be senior as to payment of dividends, but on a parity as to amounts payable upon our liquidation, dissolution or winding up, to the Series A.

So long as any share of Series A remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series A has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to:

•	repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a subsidiary of the Corporation, for any class or series of Junior Stock;

•	the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series A and any shares of Parity Stock, all dividends declared on the Series A and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any other stock ranking, as to dividends, equally with or junior to the Series A, from time to time out of any funds legally available for such payment, and the Series A shall not be entitled to participate in any such dividends.

5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series A shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series A as to such distribution, a liquidating distribution in an amount equal to $25,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series A Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all holders of Series A and all holders of any stock of the Corporation ranking equally with the Series A as to such distribution, the amounts paid to the holders of Series A and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the holders of Series A and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series A and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A and any other shares of the Corporation’s stock ranking equally as to such liquidation distribution, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the holders of Series A receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) Optional Redemption. The Series A may not be redeemed by the Corporation prior to July 15, 2011. On or after July 15, 2011, subject to obtaining any then required regulatory approval, the Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series A at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to $25,000 per share, together (except as otherwise provided herein below), for the purposes of the redemption price only, with an amount equal to dividends accrued but unpaid for the then current Dividend Period at the rate set forth in Section 4(a) to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period). The redemption price for any shares of Series A shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any accrued and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series A will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A will have no right to require the redemption or repurchase of any shares of Series A.

(c) Notice of Redemption. Notice of every redemption of shares of Series A shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A. Notwithstanding the foregoing, if the depositary shares representing interests in the Series A are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series A at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of any shares of Series A so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

7. Conversion Upon Regulatory Changes. If both (i) and (ii) below occur:

(i) after June 26, 2006, the Corporation (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy, which Regulation (x) modifies the existing requirements for treatment as Allowable Capital (as defined under the Securities and Exchange Commission rules relating to consolidated supervised entities as in effect from time to time), (y) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to Regulations of any governmental agency, authority or other body having regulatory jurisdiction over the Corporation (or any of its subsidiaries or consolidated affiliates) and implementing the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or any other United States national governmental agency, authority or other body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (z) provides for a type or level of capital that in the judgment of the Corporation (after consultation with legal counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (y) or (z) above is referred to below as “Tier 1 Capital Equivalent”), and

(ii) the Corporation affirmatively elects to qualify the Series A for treatment as Allowable Capital or Tier 1 Capital Equivalent without any sublimit or other quantitative restriction on the inclusion of the Series A in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such Regulations, then, upon such affirmative election, the Series A shall be convertible at the Corporation’s option into a new series of Preferred Stock having terms and provisions substantially identical to those of the Series A, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are necessary in the judgment of the Board of Directors or a duly authorized committee of the Board of Directors (after consultation with legal counsel of recognized standing) to comply with the Required Unrestricted Capital Provisions (as defined below), provided that the Corporation shall not cause any such conversion unless the Board of Directors or a duly authorized committee of the Board of Directors determines that the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of such new series of Preferred Stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of the Series A, taken as a whole.

As used above, the term “Required Unrestricted Capital Provisions” means such terms and provisions as are, in the judgment of the Board of Directors or a duly authorized committee of the Board of Directors (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent, as applicable (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to the applicable Regulations.

The Corporation shall provide notice to the holders of Series A of any election to qualify the Series A for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series A into a new series of Preferred Stock pursuant to the terms of this Section 7, promptly upon the effectiveness of any such election or determination. A copy of such notice and of the relevant Regulations shall be maintained on file at the principal offices of the Corporation and, upon request, will be made available to any stockholder of the Corporation. Any conversion of the Series A pursuant to this Section 7 shall be effected pursuant to such procedures as the Corporation may determine and publicly disclose.

Except as specified in this Section 7, holders of Series A shares shall have no right to exchange or convert such shares into any other securities.

8. Voting Rights.

(a) General. The holders of Series A shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series A, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series A or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series A and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the Nonpayment.

If and when dividends for at least four regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series A and any other class or series of Voting Preferred Stock, the holders of the Series A and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series A and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series A with respect to the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series A. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series A remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A, taken as a whole;

provided, however, that for all purposes of this Section 8(c), any increase in the amount of the authorized or issued Series A or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series A with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and ranking senior to or equally with the Series A with respect to the payment of dividends will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the holders of outstanding shares of Series A. In addition, any conversion of the Series A pursuant to Section 7 above shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series A.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(c) would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series A for this purpose), then only such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

(d) Changes for Clarification. Without the consent of the holders of the Series A, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A, the Corporation may amend, alter, supplement or repeal any terms of the Series A:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series A that is not inconsistent with the provisions of this Certificate of Designation.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series A shall be required pursuant to Section 8(b), (c) or (d) above if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series A shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series A and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series A are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series A may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

10. Notices. All notices or communications in respect of Series A shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law.

11. No Preemptive Rights. No share of Series A shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

12. Other Rights. The shares of Series A shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS

OF THE

10% SERIES B NON-CUMULATIVE NON-VOTING PERPETUAL

CONVERTIBLE PREFERRED STOCK

($1,000 LIQUIDATION PREFERENCE PER SHARE)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

MORGAN STANLEY, a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted on September 28, 2008, the creation of Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $0.01 per share, liquidation preference $1,000 per share (“Series B”) of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series B, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock.” Each share of Series B shall be identical in all respects to every other share of Series B, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 3 below.

2. Number of Shares. The authorized number of shares of Series B shall be 6,045,750. Shares of Series B that are purchased or otherwise acquired by the Corporation, or converted into Common Stock or another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series B by any Subsidiary of the Corporation.

3. Dividends.

(a) Rate. Holders of shares of Series B shall be entitled to receive, only when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds of the Corporation legally available for payment, non-cumulative cash dividends on the liquidation preference of $1,000 per share at a rate per annum equal to 10%. Declared dividends on the Series B shall be payable from and including the date of initial issuance (in the case of the initial Dividend Period) or the immediately preceding Dividend Payment Date (in the case of Dividend Periods other than the initial Dividend Period), and shall be payable quarterly, in arrears, on each January 15, April 15, July 15 and October 15, commencing on January 15, 2009 (each such date a “Dividend Payment Date”). If any date on which dividends would otherwise be payable shall not be a Business Day (as defined below), then the date of payment of dividends need not be made on such date, but such payment of dividends may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the Dividend Payment Date, and no additional dividends shall be payable nor shall interest accrue on the amount payable from and after such Dividend Payment Date to the next succeeding Business Day. “Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

Dividends on the Series B shall not be cumulative; Holders of Series B shall not be entitled to receive any dividends not declared by the Board of Directors or a duly authorized committee thereof and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series B payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on that Dividend Payment Date or at any future time, whether or not dividends on the Series B are declared for any future Dividend Period. Declared and unpaid dividends shall not bear interest.

Dividends that are payable on the Series B on any Dividend Payment Date will be payable to holders of record of Series B as they appear on the stock register of the Corporation on the applicable Dividend Record Date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

The term “Dividend Period” means the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of initial issuance of the Series B and shall end on but exclude the next Dividend Payment Date). Dividends payable on the Series B shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) Priority of Dividends. The Series B will rank (i) senior to the Common Stock (as defined below) and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series B, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series B (issued with the requisite consent of the Holders of the Series B, if required) and (iii) at least equally with each other class or series of Preferred Stock (as defined below) that the Corporation may issue with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. So long as any share of Series B remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend

Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series B has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to (i) repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan; (ii) an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a Subsidiary of the Corporation, for any class or series of Junior Stock; (iii) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged; (iv) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock. In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series B and any shares of Parity Stock, all dividends declared on the Series B and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any other stock ranking, as to dividends, equally with or junior to the Series B, from time to time out of any funds legally available for such payment, and the Series B shall not be entitled to participate in any such dividends.

4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, Holders of Series B shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series B in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series B as to such distribution, a liquidating distribution in an amount equal to $1,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series B will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all Holders of Series B and all holders of any stock of the Corporation ranking equally with the Series B as to such distribution, the amounts paid to the Holders of Series B and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the Holders of Series B and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series B and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series B will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 4 and will have no right or claim to any of the Corporation’s remaining assets.

(c) Residual Distributions. If the Liquidation Preference on the Series B and any other shares of the Corporation’s stock ranking equally as to such liquidation distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the Holders of Series B receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

5. Voting Rights.

(a) General. The Holders of Series B shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b) Right to Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series B, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors; and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series B or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 16 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series B and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the Nonpayment.

If and when dividends for at least four regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series B and any other class or series of Voting Preferred Stock, the holders of the Series B and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

The term “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series B as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A”), if outstanding, and any class or series of Preferred Stock, whether or not cumulative, that the Corporation may issue in the future, to the extent their like voting rights are exercisable at such time. Whether a plurality, majority or other portion of the shares of Series B and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the relative liquidation preferences of the shares voted.

(c) Other Voting Rights. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series B and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series B with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series B. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series B, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series B, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series B remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding as securities of the Corporation or such other entity as permitted by clause (x) or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B, taken as a whole;

provided, however, that for all purposes of this Section 5(c), neither the issuance of any Series B in accordance with the terms of the Securities Purchase Agreement (as defined below) as in effect on the date hereof nor the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series B with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will be deemed to adversely affect the rights, preferences, privileges or voting powers of, and neither will require the affirmative vote or consent of, the holders of outstanding shares of Series B. In addition, any conversion of the Series B pursuant hereto shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series B. For purposes of clarification, no Holder of Series B shall have any voting rights with respect to any binding share exchange, reclassification, merger or consolidation which complies with the provisions of clause (iii)(x) and (y) hereof.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 5(c) for which a vote is otherwise required would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series B for this purpose), then only such series of Preferred Stock as are adversely affected by and otherwise entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock that are otherwise entitled to vote on the matter are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status and that is otherwise entitled to vote thereon.

(d) Changes for Clarification. Without the consent of the holders of the Series B, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B, the Corporation may amend, alter, supplement or repeal any terms of the Series B:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series B that is not inconsistent with the provisions of this Certificate of Designations.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series B is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series B and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series B are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

6. Redemption. The shares of Series B shall not be redeemable.

7. Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

(a) prior to shares of the Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the Holders of shares of the Series B;

(b) on a parity with shares of the Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series B, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the Holders of shares of Series B (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, as the content may require); and

(c) junior to shares of the Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be common stock or if the Holders of the Series B shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

The Series B shall rank, as to dividends and upon liquidation, dissolution or winding up, on a parity with the Series A and any Parity Preferred Stock issued hereafter.

8. Additional Definitions. As used herein with respect to Series B:

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, excluding any debt securities convertible into such equity.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, means, as of any date of determination:

(a) the closing price on that date or, if no closing price is reported, the last reported sale price, of shares of the Common Stock or such other securities on the New York Stock Exchange on that date; or

(b) if the Common Stock or such other securities are not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded or, if no closing price is reported, the last reported sale price of shares of the Common Stock or such other securities on the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded on that date; or

(c) if the Common Stock or such other securities are not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for the Common Stock or such other securities in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or

(d) if the Common Stock or such other securities are not so quoted by Pink Sheets LLC or a similar organization, the market price of the Common Stock or such other securities on that date as determined by a nationally recognized independent investment banking not affiliated with the Corporation retained by the Corporation for this purpose.

For the purposes of this Certificate of Designations, all references herein to the closing price and the last reported sale price of the Common Stock on the New York Stock

Exchange shall be such closing price and last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price and the last reported sale price on the website of the New York Stock Exchange shall govern.

“Common Stock” means the common stock, $0.01 par value, of the Corporation.

“Conversion Agent” shall mean BNY Mellon Shareowner Services, acting in its capacity as conversion agent for the Series B, and its successors and assigns or any other conversion agent appointed by the Corporation.

“Conversion Date” means each of a Mandatory Conversion Date and a Non-Mandatory Conversion Date.

“Conversion Price” at any time means for each share of Series B the price equal to $1,000 divided by the Conversion Rate in effect at such time (initially $31.25).

“Conversion Rate” means initially 32 shares of Common Stock per share of Series B, subject to adjustment in accordance with the provisions of this Certificate of Designations.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which the Common Stock trades, regular way, on the relevant exchange, or in the relevant market from which the Closing Price was obtained, without the right to receive such dividend or distribution.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as determined by the Board of Directors.

“Full Mandatory Conversion Date” means the 3rd Trading Day immediately following the first date after the second anniversary of the Issue Date as of which, for 20 Trading Days within any period of 30 consecutive Trading Days beginning after such second anniversary and preceding such date, the Closing Price of the Common Stock has exceeded 150% of the then applicable Conversion Price.

“Fundamental Change” means the occurrence, prior to the Full Mandatory Conversion Date, of one of the following:

(i) a “person” or “group” within the meaning of Section 13( d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the outstanding Common Stock;

(ii) consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person or the ultimate parent entity thereof immediately after the transaction; or

(iii) shares of the Common Stock or shares of any other stock into which the Series B is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a delisting (other than as a result of a transaction described in clause (ii) above);

provided, however, that a Fundamental Change with respect to clauses (i) and (ii) above will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Fundamental Change; and provided, further, that with respect to any shares of Series B that are beneficially owned by the Initial Holder or its affiliates, a Fundamental Change with respect to clauses (i) or (ii) above will not be deemed to have occurred if the Initial Holder or any of its affiliates is part of the person or group referred to in clause (i) above or is a counterparty to the Corporation in any of the transactions referred to in clause (ii) above.

“Holder” means the Person in whose name the shares of Series B are registered, which may be treated by the Corporation, Transfer Agent, Registrar, dividend disbursing agent and Conversion Agent as the absolute owner of the shares of Series B for the purpose of disbursing dividends and settling conversions and for all other purposes.

“Initial Holder” means Mitsubishi UFJ Financial Group, Inc.

“Issue Date” means the date of original issuance of any share of Series B.

“Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series B as to the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation. Junior Stock includes the Common Stock.

“Make-Whole Acquisition” means the occurrence, prior to the Full Mandatory Conversion Date, of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the outstanding Common Stock; or

(ii) consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive distributions of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person or the ultimate parent entity thereof immediately after the transaction;

provided, however, that a Make-Whole Acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Make-Whole Acquisition; and provided, further, that with respect to any shares of Series B that are beneficially owned by the Initial Holder or its affiliates, a Make-Whole Acquisition will not be deemed to have occurred if the Initial Holder or any of its affiliates is part of the person or group referred to in clause (i) above or is a counterparty to the Corporation in any of the transactions referred to in clause (ii) above.

“Make-Whole Acquisition Stock Price” means the consideration paid per share of Common Stock in a Make-Whole Acquisition. If such consideration consists only of cash, the Make-Whole Acquisition Stock Price shall equal the amount of cash paid per share of Common Stock. If such consideration consists of any property other than cash, the Make-Whole Acquisition Stock Price shall be the average of the Closing Price per share of Common Stock on each of the 10 consecutive Trading Days up to, but not including, the Make-Whole Acquisition Effective Date.

“Mandatory Conversion Date” means a Partial Mandatory Conversion Date or a Full Mandatory Conversion Date.

“Non-Mandatory Conversion Date” means an Early Conversion Date, a Make-Whole Acquisition Conversion Date or a Fundamental Change Conversion Date.

“Open of Business” means 9:00 a.m., New York City time.

“Ownership Limit” means a number of shares of Common Stock equal to 0.149 times the sum, without duplication, of (1) the total number of outstanding shares of Common Stock on such date of measurement and (2) the total number of shares of Common Stock to be converted on the Partial Mandatory Conversion Date.

“Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series B in the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation.

“Partial Mandatory Conversion Date” means the 3rd Trading Day immediately following the first date after the first anniversary of the Issue Date as of which, for 20 Trading Days within any period of 30 consecutive Trading Days beginning after such first anniversary and preceding such date, the Closing Price of the Common Stock has exceeded 150% of the then applicable Conversion Price.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series B.

“Reference Price” means the price per share of Common Stock in connection with a Fundamental Change. If the holders of shares of Common Stock receive only cash in connection with the Fundamental Change, the Reference Price shall be the cash amount paid per share. Otherwise the Reference Price shall be the average of the Closing Price per share of Common Stock on each of the 10 Trading Days up to, but not including, the effective date of the Fundamental Change.

“Registrar” shall mean BNY Mellon Shareowner Services, acting in its capacity as registrar for the Series B, and its successors and assigns or any other registrar appointed by the Corporation.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of December 19, 2007, between the Corporation and the Investor listed on the signature page thereto.

“Subsidiary” means with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

“Trading Day” means a day on which the Common Stock (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the Close of Business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Transfer Agent” shall mean BNY Mellon Shareowner Services, acting in its capacity as transfer agent for the Series B, and its respective successors and assigns or any other transfer agent appointed by the Corporation.

9. Early Conversion at the Option of the Holder. Other than during a Make-Whole Acquisition Conversion Period, any Holder shall have the right to convert such Holder’s shares of Series B, in whole or in part (but in no event less than one share of Series B), at any time prior to the Full Mandatory Conversion Date (“Early Conversion”), into shares of Common Stock at the then applicable Conversion Rate, subject to satisfaction of the conversion procedures set forth in Section 10(b). The date of such Early Conversion is referred to herein as the “Early Conversion Date.”

10. Conversion.

(a) Mandatory Conversion on Mandatory Conversion Date.

(i) On the Partial Mandatory Conversion Date, one half of the outstanding shares of Series B held by each Holder thereof will mandatorily convert into shares of Common Stock at the then applicable Conversion Rate; provided that to the extent such conversion would result in the number of shares of Common Stock beneficially owned by the Initial Holder and its affiliates exceeding the Ownership Limit (such shares of Common Stock that would exceed the Ownership Limit, the “Excess Shares”) the number of shares of Series B of the Initial Holder so converted on the Partial Mandatory Conversion Date shall be limited to the number of shares of Series B such that after giving effect to such conversion, the shares of Common Stock beneficially owned by the Initial Holder and its affiliates equal the Ownership Limit; and provided further, that to the extent that there are Excess Shares and shares of Common Stock are issued upon settlement of the equity units sold pursuant to the Securities Purchase Agreement after the Partial Mandatory Conversion Date and prior to the Full Mandatory Conversion Date, outstanding shares of Series B held by the Initial Holder will mandatorily convert into shares of Common Stock (but not greater than the number of Excess Shares) at the then applicable Conversion Rate provided that the number of shares of Series B of the Initial Holder so converted shall be limited to the number of shares of Series B such that after giving effect to such conversion, the shares of Common Stock beneficially owned by the Initial Holder and its affiliates do not exceed the Ownership Limit. No action shall be required by the Holder thereof. The person or persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of Series B will be treated as the record Holder(s) of such shares of Common Stock as of the Close of Business on the Partial Mandatory Conversion Date. Except as provided under Section 11(a)(xv), prior to the Close of Business on the Partial Mandatory Conversion Date, the shares of Common Stock issuable upon conversion of the Series B will not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series B.

(ii) On the Full Mandatory Conversion Date, all of the outstanding shares of Series B will mandatorily convert into shares of Common Stock at the then applicable Conversion Rate. No action shall be required by the Holder thereof. The person or persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of Series B will be treated as the record holder(s) of such shares of Common Stock as of the Close of Business on the Full Mandatory Conversion Date. Except as provided under Section 11(a)(xv), prior to the Close of Business on the Full Mandatory Conversion Date, the shares of Common Stock issuable upon conversion of the Series B will not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series B.

(iii) In addition to the number of shares of Common Stock issuable pursuant to this Section 10(a), if applicable, the Holders on a Mandatory Conversion Date shall have the right to receive an amount equal to any declared and unpaid dividends on the Series B for the most recent Dividend Period ending on a Mandatory Conversion Date to the extent such Holders were the Holders of record as of the Dividend Record Date for such dividend.

(b) Conversion Procedures for a Non-Mandatory Conversion Date. To effect conversion on a Non-Mandatory Conversion Date, a Holder who:

(i) holds a beneficial interest in a global certificate representing the Series B must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled by virtue of Section 10(e) and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of Series B in certificated form must:

(A) complete and manually sign the conversion notice on the back of the Series B certificate or a facsimile of the conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Series B to be converted to the Conversion Agent;

(C) if required, furnish appropriate endorsements and transfer documents;

(D) if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled by virtue of Section 10(e); and

(E) if required, pay all transfer or similar taxes or duties, if any.

The conversion will be effective on the date on which a Holder has satisfied all of the foregoing requirements, to the extent applicable, which shall be the applicable Non-Mandatory Conversion Date. A Holder will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder will be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the Holder have been paid in full.

The person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record Holder(s) of such shares of Common Stock as of the Close of Business on the applicable Non-Mandatory Conversion Date. No allowance or adjustment, except as set forth in Section 11(a), shall be made in respect of dividends payable to Holders of Common Stock of record as of any date prior to such applicable Non-Mandatory Conversion Date. Prior to such applicable Non-Mandatory Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series B shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series B.

In the event that a conversion is effected with respect to shares of Series B representing fewer than all the shares of Series B held by a Holder, upon such conversion the Corporation shall execute and the Registrar shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series B as to which conversion was not effected.

The Corporation shall deliver the shares of Common Stock to which the Holder converting pursuant to Section 9(a) is entitled on or prior to the third Trading Day immediately following the applicable Non-Mandatory Conversion Date.

(c) Conversion Upon Make-Whole Acquisition.

(i) In the event of a Make-Whole Acquisition, each Holder shall have the option to convert its shares of Series B (a “Make-Whole Acquisition Conversion”) at the then applicable Conversion Rate during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 days after the Make-Whole Acquisition Effective Date and receive an additional number of shares of Common Stock in the form of Make-Whole Shares as set forth in this Section 10(c). The date of such Make-Whole Acquisition Conversion is referred to herein as the “Make-Whole Acquisition Conversion Date.”

(ii) The number of “Make-Whole Shares” shall be determined for the Series B by reference to the table below for the applicable Make-Whole Acquisition Effective Date and the applicable Make-Whole Acquisition Stock Price:

Effective Date	$25.25	$26.00	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00
October 14, 2008	7.6040	7.1523	6.3231	5.1706	4.2577	3.5420	2.9855	2.5588
October 14, 2009	7.6040	7.0734	6.2025	4.9612	3.9362	3.0896	2.3903	1.8122
October 14, 2010 and thereafter	7.6040	7.0758	6.1992	4.9399	3.8789	2.9723	2.1872	1.4965

Effective Date	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00
October 14, 2008	1.9853	1.6463	1.4313	1.2805	1.0698	0.9198	0.8044	0.7122
October 14, 2009	0.9388	0.6034	0.5113	0.4532	0.3777	0.3252	0.2847	0.2523
October 14, 2010 and thereafter	0.3474	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(A) The exact Make-Whole Acquisition Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(1) if the Make-Whole Acquisition Stock Price is between two Make-Whole Acquisition Stock Price amounts in the table or the Make-Whole Acquisition Effective Date is between two dates in the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Make-Whole Acquisition Stock Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a 365-day year;

(2) if the Make-Whole Acquisition Stock Price is in excess of $100.00 per share (subject to adjustment pursuant hereto), no Make-Whole Shares will be issued upon conversion of the Series B; and

(3) if the Make-Whole Acquisition Stock Price is less than $25.25 per share (subject to adjustment pursuant hereto), no Make-Whole Shares will be issued upon conversion of the Series B.

(B) The Make-Whole Acquisition Stock Prices set forth in the table above (and the corresponding prices set forth in clauses (2) and (3) above) are subject to adjustment pursuant hereto and shall be adjusted as of any date the

Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Stock Prices (and corresponding prices set forth in clauses (2) and (3) above) shall equal the Make-Whole Acquisition Stock Prices (and corresponding prices set forth in clauses (2) and (3) above), respectively, applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Make-Whole Acquisition Stock Price adjustments and the denominator of which is the Conversion Rate as so adjusted. The number of Make-Whole Shares in the table above shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section II.

(iii) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition (or, if later, within two Business Days after the Corporation becomes aware of a Make-Whole Acquisition described in clause (i) of the definition of such term), a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the date on which the Make-Whole Acquisition is anticipated to be effected;

(B) the date, which shall be 30 days after the Make-Whole Acquisition Effective Date, by which the Make-Whole Acquisition conversion option must be exercised;

(C) the amount of cash, securities and other consideration payable per share of Common Stock or Series B, respectively; and

(D) the instructions a Holder must follow to exercise its conversion option in connection with such Make-Whole Acquisition.

(iv) To exercise a Make-Whole Acquisition Conversion option, a Holder must, no later than the Close of Business on the date by which the Make-Whole Acquisition Conversion option must be exercised as specified in the notice delivered under Section 10(c)(iii), comply with the procedures set forth in Section 10(b).

(v) If a Holder does not elect to exercise the Make-Whole Acquisition Conversion option pursuant to this Section 10(c), the shares of Series B or successor securities held by it shall remain outstanding but shall not be eligible to receive Make-Whole Shares.

(vi) Upon a Make-Whole Acquisition Conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 10(b), deliver to the Holder such cash, securities or other property as are issuable with respect to Make-Whole Shares in the Make-Whole Acquisition.

(vii) In the event that a Make-Whole Acquisition Conversion is effected with respect to shares of Series B or successor securities representing fewer than all the shares of Series B or successor securities held by a Holder, upon such Make-Whole Acquisition Conversion, the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series B or such successor securities held by the Holder as to which a Make-Whole Acquisition Conversion was not effected.

(viii) If a Holder elects to convert its shares of Series B in connection with a Make-Whole Acquisition, such Holder shall not be entitled to an adjusted conversion price pursuant to Section 10(g) to the extent such Make-Whole Acquisition also constitutes a Fundamental Change.

(d) Registration of Common Stock. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Series B should be registered or the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e) Dividends. If a Non-Mandatory Conversion Date on which a Holder elects to convert Series B is prior to the Close of Business on the Dividend Record Date relating to any declared dividend for the Dividend Period in which such Holder is electing to convert, such Holder will not have the right to receive any declared dividends for that Dividend Period. If a Non-Mandatory Conversion Date on which a Holder elects to convert Series B is after the Close of Business on the Dividend Record Date for any declared dividend and prior to the Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend Payment Date if such Holder was the Holder of record at the Close of Business on the Dividend Record Date for that dividend. Notwithstanding the preceding sentence, if the Non-Mandatory Conversion Date is after the Close of Business on the Dividend Record Date and prior to the Open of Business on the Dividend Payment Date, whether or not such Holder was the Holder of record at the Close of Business on the Dividend Record Date, the Holder must pay to the Conversion Agent upon conversion of the shares of Series B an amount in cash equal to the dividend payable on the Dividend Payment Date for the then-current Dividend Period on the shares of Series B being converted.

(f) Outstanding Shares of Series B. Shares of Series B shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of common Stock issuable upon conversion of such shares of Series B.

(g) Conversion Upon Fundamental Change.

(i) If the Reference Price in connection with a Fundamental Change is less than the then applicable Conversion Price, a Holder may convert each share of Series B during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of such Fundamental Change at an adjusted conversion price equal to the greater of (1) the Reference Price and (2) $12.625, subject to adjustment as described herein (the “Base Price”). The date of such conversion upon a Fundamental Change is referred to herein as the “Fundamental Change Conversion Date.”

(ii) The Base Price shall be adjusted as of any date the Conversion Rate of the Series B is adjusted pursuant hereto. The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Base Price adjustment and the denominator of which is the Conversion Rate as so adjusted. If the Reference Price is less than the Base Price, Holders shall receive a maximum of 79.2079 shares of Common Stock per share of Series B (subject to adjustment in a manner inverse to the adjustments to the Base Price).

(iii) On or before the 20th day prior to the date on which the Corporation anticipates consummating the Fundamental Change (or, if later, within two Business Days after the Corporation becomes aware of a Fundamental Change described in clause (i) of the definition of such term), a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the date on which the Fundamental Change is anticipated to be effected; and

(B) the date, which shall be 30 days after the effective date of a Fundamental Change, by which the Fundamental Change conversion option must be exercised.

(iv) On the effective date of a Fundamental Change, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the date that shall be 30 days after the effective date of the Fundamental Change;

(B) the adjusted conversion price following the Fundamental Change;

(C) the amount of cash, securities and other consideration payable per share of Common Stock or Series B, respectively; and

(D) the instructions a Holder must follow to exercise its conversion option in connection with such Fundamental Change.

(v) To exercise its conversion option upon a Fundamental Change, a Holder must, no later than the Close of Business on the date by which the conversion option upon the Fundamental Change must be exercised as specified in the notice delivered under Section 10(g)(iv), comply with the procedures set forth in Section 10(b).

(vi) If a Holder does not elect to exercise its conversion option upon a Fundamental Change pursuant to this Section 10(g), the shares of Series B or successor securities held by it will remain outstanding but shall not thereafter be entitled to convert in accordance with Section 10(g).

(vii) Upon a conversion upon a Fundamental Change, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 10(b), deliver to the Holder such cash, securities or other property as are issuable with respect to the adjusted conversion price following the Fundamental Change.

(viii) In the event that a conversion upon a Fundamental Change is effected with respect to shares of Series B or successor securities representing fewer than all the shares of Series B or successor securities held by a Holder, upon such conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series B or such successor securities held by the Holder as to which a conversion upon a Fundamental Change was not effected.

(ix) If a Holder elects to convert its shares of Series B in connection with a Fundamental Change, such Holder shall not be entitled to Make-Whole Shares pursuant to Section 10(c) to the extent such Fundamental Change also constitutes a Make-Whole Acquisition.

(h) A Holder cannot effect both a Make-Whole Acquisition Conversion and a Fundamental Change Conversion with respect to a share of Series B.

(i) Notwithstanding anything to the contrary in this Certificate of Designations, a Holder of shares of Series B shall not, for a period of 35 calendar days after any Conversion Date, sell any shares of Common Stock or other equity securities it receives upon conversion of the shares it converted on such Conversion Date.

11. Anti-Dilution Adjustments.

(a) The Conversion Rate shall be adjusted from time to time by the Corporation as follows:

(i) If the Corporation, at any time or from time to time while any of the Series B is outstanding, issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Corporation effects a share split or share combination in respect of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	OS1
OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share split or combination, as applicable;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share split or share combination, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share split or share combination, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the Close of Business on the effective date of such share split or share combination, as applicable.

The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii) Except as otherwise provided for by Section 11(a)(iv) below, if the Corporation, at any time or from time to time while any of the Series B is outstanding, distributes to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days from the Record Date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price of the Common Stock on the Trading Day immediately preceding the Record Date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	OS0 + X
OS0 + Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

To the extent that shares of common Stock are not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the distribution of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any amount payable on exercise thereof, with the value of such consideration, if other than Cash, to be determined in good faith by the Corporation’s Board of Directors.

(iii) If the Corporation, at any time or from time to time while any of the Series B is outstanding, shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Corporation (other than Common Stock as covered by Section 11(a)(i) above), evidences of its indebtedness, assets, property or rights or warrants to acquire the Corporation’s Capital Stock or other securities, but excluding (i) dividends or distributions as to which an adjustment under Section 11(a)(i), Section 11(a)(ii) or Section 11(a)(iv) hereof shall apply, (ii) dividends or distributions paid exclusively in Cash and (iii) Spin-Offs to which the provision set forth below in this Section 11(a)(iii) shall apply (any of such shares of Capital Stock, indebtedness, assets, property or rights or warrants to acquire the Corporation’s Common Stock or other securities, hereinafter in this Section 11(a)(iii) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	SP0
SP0 – FMV

Where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0	=	the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Corporation’s Board of Directors) of the portion of Distributed Property with respect to each outstanding share of Common Stock on the Record Date for such distribution.

Notwithstanding the foregoing, if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, the Corporation shall distribute to each Holder on the date the Distributed Property is distributed to holders of Common Stock, but without requiring such Holder to convert its shares of Series B, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date fixed for determination for stockholders entitled to receive such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 11(a)(iii) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Closing Prices of the Common Stock for purposes of calculating SP0 in the formula in this Section 11(a)(iii).

With respect to an adjustment pursuant to this Section 11(a)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation (a “Spin-Off”), the Conversion Rate in effect immediately before the Close of Business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

CR1	=	CR0	×	FMV + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

CR1	=	the new Conversion Rate in effect from and after the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin Off;

FMV	=	the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Closing Prices of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off (it being agreed that notwithstanding Section 9(a), the Holder of the Series B shall not be entitled to convert the Series B pursuant to an Early Conversion prior to such 10th Trading Day).

For purposes of this Section 11(a)(iii), Section 11(a)(i) and Section 11(a)(ii) hereof, any dividend or distribution to which this Section 11(a)(iii) is applicable that also includes shares of common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 11(a)(i) or 11(a)(ii) hereof applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants to which Section 11(a)(i) or 11(a)(ii) hereof applies (and any Conversion Rate adjustment required by this Section 11(a)(iii) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 11(a)(i) or 11(a)(ii) hereof applies (and any further Conversion Rate adjustment required by Section 11(a)(i) and 11(a)(ii) hereof with respect to such dividend or distribution shall then be made), except (A) the Close of Business on the Record Date of such dividend or distribution shall be substituted for “the Close of Business on the Record Date,” “the Close of Business on the Record Date or the Close of Business on the effective date,” “after the Close of Business on the Record Date for such dividend or distribution or the Close of Business on the effective date of such share split or share combination” and “the Close of Business on the Record Date for such distribution” within the meaning of Section 11(a)(i) and Section 11(a)(ii) hereof and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date or the Close of Business on the effective date” within the meaning of Section 11(a)(i) hereof.

(iv) If the Corporation, at any time or from time to time while any of the Series B is outstanding, distributes rights or warrants to all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such shares of Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 11(a)(iii) above, (and no adjustment to the Conversion Rate under Section 11(a)(iii) above will be required) until the occurrence of the earliest Trigger Event and a distribution or deemed distribution under the terms of such rights or warrants at which time an appropriate adjustment (if any is required) to the Conversion Rate shall be made in the same manner as provided for under Section 11(a)(iii) above. If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11(a)(iv) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights or warrants had not been issued.

(v) (1) If the Corporation, at any time or from time to time while any of the Series B is outstanding, makes a regular, quarterly Cash dividend or distribution to all or substantially all holders of Common Stock during any quarterly fiscal period that exceeds $0.27 (the “Initial Dividend Threshold”), the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	SP0
SP0 – C

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the average Closing Price of the Common Stock over the ten consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

C	=	the amount in Cash per share the Corporation distributes or dividends to holders of Common Stock in excess of the Initial Dividend Threshold.

The Initial Dividend Threshold shall be adjusted in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate pursuant to clauses (1) or (2) of this Section 11(a)(v).

(2) If the Corporation pays any cash dividend or distribution that is not a regular, quarterly cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	SP0
SP0 – C

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the average Closing Price of the Common Stock over the ten consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

C	=	the amount in Cash per share the Corporation distributes or dividends to holders of common Stock

(3) Notwithstanding the foregoing, if the portion of the Cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, the Corporation shall distribute to each Holder on the date the Cash dividend or distribution is paid to holders of Common Stock, but without requiring such Holder to convert its shares of Series B, the amount of Cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4) For the avoidance of doubt, for purposes of this Section 11(a)(v), in the event of any reclassification of the Common Stock, as a result of which the Series B becomes convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 11(a)(v), references in this Section to one share of Common Stock or Closing Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Series B is then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(vi) If the Corporation or any of its Subsidiaries makes a payment of Cash or other consideration in respect of a tender offer or exchange offer for all or any portion of the Common Stock, where such Cash and the value of any such other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	×	AC + (SP1 × OS1)
OS0 × SP1

Where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the expiration date;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the expiration date;

AC	=	the aggregate value of all Cash and any other consideration (as determined in good faith by the Corporation’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP1	=	the average Closing Price of Common Stock over the ten consecutive Trading Days ending on the Trading Day next succeeding the expiration date.

If the Corporation or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all or any portion of such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. Except as set forth in the preceding sentence, if an adjustment to the Conversion Rate pursuant to this Section 11(a)(vi) with respect to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 11(a)(vi).

(vii) For purposes of this Section 11(a) the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of shareholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(viii) If application of the formulas provided in Sections 11(a)(i), 11(a)(ii), 11(a)(iii), 11(a)(iv), 11(a)(v) or 11(a)(vi) above would result in a decrease in the Conversion Rate, no adjustment (other than a readjustment as described in such sections) to the Conversion Rate shall be made except in the case of a share split or combination of the Common Stock.

(ix) If one or more events occur requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Corporation’s Board of Directors to reflect the combined impact of such Conversion Rate adjustments, as set out in this Section 11(a), during such period.

(x) Notwithstanding any of the foregoing clauses in this Section II, no adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1.00%; provided, however, that any adjustment which by reason of this Section 11(a)(x) is not required to be made shall be carried forward and the Corporation shall make such adjustment, regardless of whether the aggregate adjustment is less than 1.00%, within one year of the first such adjustment carried forward or in connection with any conversion of Series B. All calculations under this Section 11 shall be made to the nearest one-ten thousandth (1/10,000) of a cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

No adjustment in the Conversion Rate need be made (i) for issuances of Common Stock pursuant to any present or future plan for reinvestment of dividends or interest payable on the Corporation’s securities or the investment of additional optional amounts in shares of Common Stock under any plan, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Corporation or any of its Subsidiaries, (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series B was first issued, (iv) for a change in the par value of the Common Stock, (v) for repurchases of shares of common Stock in open market transactions or privately negotiated transactions, or (vi) for accumulated and unpaid dividends, other than as expressly contemplated by Section 11(a)(i).

No adjustment to the Conversion Rate need be made pursuant to Section 11(a)(i) through (ix) above for a transaction if Holders are permitted to participate in the transaction without conversion, concurrently with the holders of Common Stock, on a basis and with notice that the Board of Directors of the Corporation determines in good faith to be fair and appropriate in light of the basis and notice to holders of Common Stock participating in the transaction.

Whenever a provision of this Certificate of Designations requires the calculation of an average of the Closing Price over a span of multiple days, the Corporation will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

(xi) Upon conversion of the Series B, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, any associated rights issued under any shareholder rights agreement of the Corporation that provides that each share of Common Stock issued upon conversion of the Series B at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan, and no adjustment shall be made to the Conversion Rate pursuant to Section 11(a)(iv) hereof. If, prior to any conversion, the rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Corporation distributed to all holders of Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property or rights or warrants as described in Section 11(a)(iv) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(xii) Subject to applicable stock exchange rules and listing standards, the Corporation shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interests in the Corporation; provided the Corporation has given to the Conversion Agent and DTC at least 15 days’ prior notice of any such increase in the Conversion Rate and the period during which it will be in effect. Subject to applicable stock exchange rules and listing standards, the Corporation shall be entitled to increase the Conversion Rate, in addition to the events requiring an increase in the Conversion Rate pursuant to Section 11 hereof, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to shareholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders or other events.

(xiii) Whenever the Conversion Rate is adjusted as herein provided, the Corporation will issue a notice to the Conversion Agent and DTC containing the relevant information and make this information available on the Corporation’s website. In addition, the Corporation shall provide upon the request of a Holder of Series B, to the extent not posted on the Corporation website, a brief statement setting forth in reasonable detail how the adjustment to the Conversion Rate was determined and setting forth the adjusted Conversion Rate.

(xiv) For purposes of this Section 11, the number of shares of common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(xv) If the record date for a dividend or distribution on Common Stock occurs prior to a Mandatory Conversion Date and the payment date for a dividend or distribution on Common Stock occurs after a Mandatory Conversion Date, and such dividend or distribution would have resulted in an adjustment to the Conversion Rate if such dividend or distribution does not result in an adjustment to the Conversion Rate but were paid prior to such Mandatory Conversion Date, then without duplication the Corporation shall deem the Holders to be holders of record of Common Stock for purposes of that dividend or distribution. In that case, the Holders will receive the number of shares of Common Stock issuable upon the applicable Mandatory Conversion Date together with the dividend or distribution on such shares of Common Stock so converted.

12. Reorganization Events.

(a) In the event of:

(i) any consolidation or merger of the Corporation with or into another Person or of another Person with or into the Corporation;

(ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

(iii) any statutory share exchange of the Corporation with another Person (other than in connection with a merger or acquisition); or

(iv) any liquidation, dissolution or termination of the Corporation;

in each case in which holders of Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock (any such event specified in this Section 12(a), a “Reorganization Event”), each share of Series B outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind of cash, securities and other property receivable in such Reorganization Event by a holder of one share of common Stock that was not the counterparty to the Reorganization Event or an affiliate of such other party (such cash, securities and other property, the “Exchange Property”).

(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the “Exchange Property” that Holders of the Series B will be entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election). The number of units of Exchange Property for each share of Series B converted following the effective date of such Reorganization Event shall be determined based on the Conversion Rate then in effect on the applicable Conversion Date, determined as if the references to a “share of Common Stock” in this Certificate of Designations were to “unit of Exchange Property.”

(c) After a Reorganization Event, for purposes of determining whether a Mandatory Conversion Date has occurred, the term “Closing Price” shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Section 12, references to Common Stock in the definition of “Trading Day” shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.

(d) The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(e) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12 or the validity of any Reorganization Event.

13. Fractional Shares.

(a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Series B.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 10(a) or a conversion at the option of the Holder pursuant to Section 9(a), Section 10(c) or Section 10(g), the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of:

(i) in the case of a mandatory conversion pursuant to Section 10(a), a Make Whole Acquisition conversion pursuant to Section 10(c) or a Conversion Upon Fundamental Change pursuant to Section 10(g), the average of the Closing Prices over the five consecutive Trading Day period preceding the Trading Day immediately preceding the applicable Conversion Date; or

(ii) in the case of an Early Conversion pursuant to Section 9(a), the Closing Price of the Common Stock on the second Trading Day immediately preceding the Early Conversion Date.

(c) If more than one share of the Series B is surrendered for conversion at one time by or for the same Holder, the number of full shares of common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B so surrendered.

14. Reservation of common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury by the Corporation, solely for issuance upon the conversion of shares of Series B as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B then outstanding. For purposes of this Section 14(a), the number of shares of common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series B, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Series B shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series B; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series B into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series B in accordance with the requirements of such exchange or automated quotation system at such time.

15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series B may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

16. Notices. All notices or communications in respect of Series B shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

17. Preemptive or Subscription Rights. Except as expressly provided in any agreement between a Holder and the Corporation, no share of Series B shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

18. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Series B from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

19. Other Rights. The shares of Series B shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation or as provided by applicable law.

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IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this 10th day of October, 2008.

MORGAN STANLEY

By:	/s/ Daniel B. Park
Name: Daniel B. Park
Title: Assistant Treasurer

AMENDED

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS

OF THE

10% SERIES B NON-CUMULATIVE NON-VOTING PERPETUAL

CONVERTIBLE PREFERRED STOCK

($1,000 LIQUIDATION PREFERENCE PER SHARE)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

MORGAN STANLEY, a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

A. That, pursuant to resolutions of the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted on September 28, 2008, and by a Certificate of Designations filed in the office of the Secretary of State of the State of Delaware on October 10, 2008, the Corporation authorized the issuance of 6,045,750 shares of 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $0.01 per share, liquidation preference $1,000 per share (“Series B”), of the Corporation and established the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series B;

B. That no shares of Series B have been issued;

C. That, pursuant to resolutions of the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted on October 12, 2008, the Corporation adopted the following resolution amending the Certificate of Designations of the Series B and increasing the number of shares designated as Series B:

“RESOLVED, that, pursuant to Section 151(g) of the Delaware General Corporation Law, the Certificate of Designations of Rights and Preferences of the 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock of the Corporation be and hereby is amended to read in its entirety as follows, and the number of shares designated as Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock of the Corporation be increased from 6,045,750 to 7,839,209:”

1. Designation. The distinctive serial designation of such series of preferred stock is “Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock.” Each share of Series B shall be identical in all respects to every other share of Series B, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 3 below.

2. Number of Shares. The authorized number of shares of Series B shall be 7,839,209. Shares of Series B that are purchased or otherwise acquired by the Corporation, or converted into Common Stock or another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series B by any Subsidiary of the Corporation.

3. Dividends.

(a) Rate. Holders of shares of Series B shall be entitled to receive, only when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds of the Corporation legally available for payment, non-cumulative cash dividends on the liquidation preference of $1,000 per share at a rate per annum equal to 10%; provided, that, if Stockholder Approval has not been received by February 17, 2009, if such Stockholder Approval is then required for the conversion of all of the Series B without a Violation, the per annum rate shall be increased to 13% per annum on and including February 17, 2009 and shall remain in effect until the date upon which Stockholder Approval is received or no longer required. Declared dividends on the Series B shall be payable from and including the date of initial issuance (in the case of the initial Dividend Period) or the immediately preceding Dividend Payment Date (in the case of Dividend Periods other than the initial Dividend Period), and shall be payable quarterly, in arrears, on each January 15, April 15, July 15 and October 15, commencing on January 15, 2009 (each such date a “Dividend Payment Date”). If any date on which dividends would otherwise be payable shall not be a Business Day (as defined below), then the date of payment of dividends need not be made on such date, but such payment of dividends may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the Dividend Payment Date, and no additional dividends shall be payable nor shall interest accrue on the amount payable from and after such Dividend Payment Date to the next succeeding Business Day. “Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

Dividends on the Series B shall not be cumulative; Holders of Series B shall not be entitled to receive any dividends not declared by the Board of Directors or a duly authorized committee thereof and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series B payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on that Dividend Payment Date or at any future time, whether or not dividends on the Series B are declared for any future Dividend Period. Declared and unpaid dividends shall not bear interest.

Dividends that are payable on the Series B on any Dividend Payment Date will be payable to holders of record of Series B as they appear on the stock register of the Corporation on the applicable Dividend Record Date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

The term “Dividend Period” means the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of initial issuance of the Series B and shall end on but exclude the next Dividend Payment Date). Dividends payable on the Series B shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) Priority of Dividends. The Series B will rank (i) senior to the Common Stock (as defined below) and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series B, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series B (issued with the requisite consent of the Holders of the Series B, if required) and (iii) at least equally with each other class or series of Preferred Stock (as defined below) that the Corporation may issue with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. So long as any share of Series B remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series B has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to (i) repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan; (ii) an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a Subsidiary of the Corporation, for any class or series of Junior Stock; (iii) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged; (iv) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock. In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series B and any shares of Parity Stock, all dividends declared on the Series B and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any other stock ranking, as to dividends, equally with or junior to the Series B, from time to time out of any funds legally available for such payment, and the Series B shall not be entitled to participate in any such dividends.

4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, Holders of Series B shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series B in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series B as to such distribution, a liquidating distribution in an amount equal to $1,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series B will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all Holders of Series B and all holders of any stock of the Corporation ranking equally with the Series B as to such distribution, the amounts paid to the Holders of Series B and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the Holders of Series B and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series B and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series B will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 4 and will have no right or claim to any of the Corporation’s remaining assets.

(c) Residual Distributions. If the Liquidation Preference on the Series B and any other shares of the Corporation’s stock ranking equally as to such liquidation distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the Holders of Series B receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

5. Voting Rights.

(a) General. The Holders of Series B shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b) Right to Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series B, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors; and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series B or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 16 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series B and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the Nonpayment.

If and when dividends for at least four regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series B and any other class or series of Voting Preferred Stock, the holders of the Series B and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

The term “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series B as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A”), and the Corporation’s 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock (the “Series C”), in each case, if outstanding, and any class or series of Preferred Stock, whether or not cumulative, that the Corporation may issue in the future, to the extent their like voting rights are exercisable at such time. Whether a plurality, majority or other portion of the shares of Series B and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the relative liquidation preferences of the shares voted.

(c) Other Voting Rights. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series B and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series B with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series B. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series B, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series B, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series B remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding as securities of the Corporation or such other entity as permitted by clause (x) or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B, taken as a whole;

provided, however, that for all purposes of this Section 5(c), neither the issuance of any Series B in accordance with the terms of the Securities Purchase Agreement (as defined below) as in effect on the date hereof nor the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series B with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will be deemed to adversely affect the rights, preferences, privileges or voting powers of, and neither will require the affirmative vote or consent of, the holders of outstanding shares of Series B. In addition, any conversion of the Series B pursuant hereto shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series B. For purposes of clarification, no Holder of Series B shall have any voting rights with respect to any binding share exchange, reclassification, merger or consolidation which complies with the provisions of clause (iii)(x) and (y) hereof.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 5(c) for which a vote is otherwise required would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series B for this purpose), then only such series of Preferred Stock as are adversely affected by and otherwise entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock that are otherwise entitled to vote on the matter are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status and that is otherwise entitled to vote thereon.

(d) Changes for Clarification. Without the consent of the holders of the Series B, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B, the Corporation may amend, alter, supplement or repeal any terms of the Series B:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series B that is not inconsistent with the provisions of this Certificate of Designations.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series B is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series B and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series B are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

(f) Authorization of Certain Parity Stock. Until October 13, 2013, if the Initial Holder or an Affiliate thereof beneficially owns shares of Series B representing at least 15% of the shares of Series B initially issued to the Initial Holder, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the consent of the Initial Holder shall be necessary for effecting or validating any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking pari passu with the Series B with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation if such class or series of stock:

(i) is issued for consideration with a fair market value that is less than the liquidation preference thereof;

(ii) has a dividend rate that is (x) higher than the dividend rate applicable to the Series B and (y) substantially higher than the dividend rate that would then be carried by a substantially equivalent publicly traded security then issued by a similar issuer with a long-term unsecured debt credit rating substantially equivalent to that of the Corporation; or

(iii) is convertible or exchangeable into Common Stock at a per share conversion or exchange price that is less than the closing price of the Common Stock on the day prior to the date of issuance thereof or the date that a binding agreement for the purchase and sale of such shares is entered into, if different from the date of issuance;

provided, however, that this paragraph (f) shall not apply (and no vote or consent of the Initial Holder or any other Holder of any Series B shall be required) in connection with any of the following: (A) any authorization, creation or issuance of any preferred stock in connection with any merger, business combination or share exchange involving an unaffiliated third party for the purpose of replacing or substituting the outstanding series or class of preferred stock of such third party; (B) any broadly distributed underwritten offering of securities registered under the Securities Act of 1933, as amended; or (C) any broadly distributed placement of securities in a transaction exempt from registration under Rule 144A promulgated under the Securities Act of 1933.

6. Redemption. The shares of Series B shall not be redeemable.

7. Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

(a) prior to shares of the Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the Holders of shares of the Series B;

(b) on a parity with shares of the Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series B, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the Holders of shares of Series B (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, as the content may require); and

(c) junior to shares of the Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be common stock or if the Holders of the Series B shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

The Series B shall rank, as to dividends and upon liquidation, dissolution or winding up, on a parity with the Series A, the Series C and any Parity Preferred Stock issued hereafter.

8. Additional Definitions. As used herein with respect to Series B:

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, excluding any debt securities convertible into such equity.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, means, as of any date of determination:

(a) the closing price on that date or, if no closing price is reported, the last reported sale price, of shares of the Common Stock or such other securities on the New York Stock Exchange on that date; or

(b) if the Common Stock or such other securities are not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded or, if no closing price is reported, the last reported sale price of shares of the Common Stock or such other securities on the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded on that date; or

(c) if the Common Stock or such other securities are not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for the Common Stock or such other securities in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or

(d) if the Common Stock or such other securities are not so quoted by Pink Sheets LLC or a similar organization, the market price of the Common Stock or such other securities on that date as determined by a nationally recognized independent investment banking not affiliated with the Corporation retained by the Corporation for this purpose.

For the purposes of this Certificate of Designations, all references herein to the closing price and the last reported sale price of the Common Stock on the New York Stock Exchange shall be such closing price and last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price and the last reported sale price on the website of the New York Stock Exchange shall govern.

“Common Stock” means the common stock, $0.01 par value, of the Corporation.

“Conversion Agent” shall mean BNY Mellon Shareowner Services, acting in its capacity as conversion agent for the Series B, and its successors and assigns or any other conversion agent appointed by the Corporation.

“Conversion Date” means each of a Mandatory Conversion Date and a Non-Mandatory Conversion Date.

“Conversion Price” at any time means for each share of Series B the price equal to $1,000 divided by the Conversion Rate in effect at such time (initially $25.25).

“Conversion Rate” means initially 39.604 shares of Common Stock per share of Series B, subject to adjustment in accordance with the provisions of this Certificate of Designations.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which the Common Stock trades, regular way, on the relevant exchange, or in the relevant market from which the Closing Price was obtained, without the right to receive such dividend or distribution.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as determined by the Board of Directors.

“Full Mandatory Conversion Date” means the 3rd Trading Day immediately following the later of (i) the first date after the second anniversary of the Issue Date as of which, for 20 Trading Days within any period of 30 consecutive Trading Days beginning after such second anniversary and preceding such date, the Closing Price of the Common Stock has exceeded 150% of the then applicable Conversion Price and (ii) the date Stockholder Approval shall have been received or is no longer required to permit conversion of all shares of Series B.

“Fundamental Change” means the occurrence, prior to the Full Mandatory Conversion Date, of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the outstanding Common Stock;

(ii) consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person or the ultimate parent entity thereof immediately after the transaction; or

(iii) shares of the Common Stock or shares of any other stock into which the Series B is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a delisting (other than as a result of a transaction described in clause (ii) above);

provided, however, that a Fundamental Change with respect to clauses (i) and (ii) above will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Fundamental Change; and provided, further, that with respect to any shares of Series B that are beneficially owned by the Initial Holder or its affiliates, a Fundamental Change with respect to clauses (i) or (ii) above will not be deemed to have occurred if the Initial Holder or any of its affiliates is part of the person or group referred to in clause (i) above or is a counterparty to the Corporation in any of the transactions referred to in clause (ii) above.

“Holder” means the Person in whose name the shares of Series B are registered, which may be treated by the Corporation, Transfer Agent, Registrar, dividend disbursing agent and Conversion Agent as the absolute owner of the shares of Series B for the purpose of disbursing dividends and settling conversions and for all other purposes.

“Initial Holder” means Mitsubishi UFJ Financial Group, Inc.

“Issue Date” means October 13, 2008.

“Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series B as to the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation. Junior Stock includes the Common Stock.

“Make-Whole Acquisition” means the occurrence, prior to the Full Mandatory Conversion Date, of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the outstanding Common Stock; or

(ii) consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive distributions of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person or the ultimate parent entity thereof immediately after the transaction;

provided, however, that a Make-Whole Acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Make-Whole Acquisition; and provided, further, that with respect to any shares of Series B that are beneficially owned by the Initial Holder or its affiliates, a Make-Whole Acquisition will not be deemed to have occurred if the Initial Holder or any of its affiliates is part of the person or group referred to in clause (i) above or is a counterparty to the Corporation in any of the transactions referred to in clause (ii) above.

“Make-Whole Acquisition Stock Price” means the consideration paid per share of Common Stock in a Make-Whole Acquisition. If such consideration consists only of cash, the Make-Whole Acquisition Stock Price shall equal the amount of cash paid per share of Common Stock. If such consideration consists of any property other than cash, the Make-Whole Acquisition Stock Price shall be the average of the Closing Price per share of Common Stock on each of the 10 consecutive Trading Days up to, but not including, the Make-Whole Acquisition Effective Date.

“Mandatory Conversion Date” means a Partial Mandatory Conversion Date or a Full Mandatory Conversion Date.

“Non-Mandatory Conversion Date” means an Early Conversion Date, a Make-Whole Acquisition Conversion Date or a Fundamental Change Conversion Date.

“Open of Business” means 9:00 a.m., New York City time.

“Ownership Limit” means a number of shares of Common Stock equal to 0.149 times the sum, without duplication, of (1) the total number of outstanding shares of Common Stock on such date of measurement and (2) the total number of shares of Common Stock to be converted on the Partial Mandatory Conversion Date.

“Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series B in the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation.

“Partial Mandatory Conversion Date” means the 3rd Trading Day immediately following the later of (i) the first date after the first anniversary of the Issue Date as of which, for 20 Trading Days within any period of 30 consecutive Trading Days beginning after such first anniversary and preceding such date, the Closing Price of the Common Stock has exceeded 150% of the then applicable Conversion Price and (ii) the date Stockholder Approval shall have been received or is no longer required to permit conversion of all shares of Series B.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series B.

“Reference Price” means the price per share of Common Stock in connection with a Fundamental Change. If the holders of shares of Common Stock receive only cash in connection with the Fundamental Change, the Reference Price shall be the cash amount paid per share. Otherwise the Reference Price shall be the average of the Closing Price per share of Common Stock on each of the 10 Trading Days up to, but not including, the effective date of the Fundamental Change.

“Registrar” shall mean BNY Mellon Shareowner Services, acting in its capacity as registrar for the Series B, and its successors and assigns or any other registrar appointed by the Corporation.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of December 19, 2007, between the Corporation and the Investor listed on the signature page thereto.

“Stockholder Approval” means approval of stockholders of the Corporation necessary to approve the conversion of all of the Series B into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual or the time at which such provisions shall for any reason become inapplicable or not required so as to permit the conversion of all shares of Series B.

“Subsidiary” means with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

“Trading Day” means a day on which the Common Stock (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the Close of Business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Transfer Agent” shall mean BNY Mellon Shareowner Services, acting in its capacity as transfer agent for the Series B, and its respective successors and assigns or any other transfer agent appointed by the Corporation.

“Violation” means a violation of the stockholder approval requirements of Section 312.03 of the NYSE Listed Company Manual to the extent then applicable.

9. Early Conversion at the Option of the Holder. Other than during a Make-Whole Acquisition Conversion Period, any Holder shall have the right to convert such Holder’s shares of Series B, in whole or in part (but in no event less than one share of Series B), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into shares of Common Stock at the then applicable Conversion Rate, subject to satisfaction of the conversion procedures set forth in Section 10(b); provided that, prior to the receipt of Stockholder Approval, Early Conversion shall be limited to conversion into such number of shares of Common Stock the conversion into which would not result in a Violation. The date of such Early Conversion is referred to herein as the “Early Conversion Date.”

10. Conversion.

(a) Mandatory Conversion on Mandatory Conversion Date.

(i) On the Partial Mandatory Conversion Date, one half of the outstanding shares of Series B held by each Holder thereof will mandatorily convert into shares of Common Stock at the then applicable Conversion Rate; provided that to the extent such conversion would result in the number of shares of Common Stock beneficially owned by the Initial Holder and its affiliates exceeding the Ownership Limit (such shares of Common Stock that would exceed the Ownership Limit, the “Excess Shares”) the number of shares of Series B of the Initial Holder so converted on the Partial Mandatory Conversion Date shall be limited to the number of shares of Series B such that after giving effect to such conversion, the shares of Common Stock beneficially owned by the Initial Holder and its affiliates equal the Ownership Limit; and provided further, that to the extent that there are Excess Shares and shares of Common Stock are issued upon settlement of the equity units sold pursuant to the Securities Purchase Agreement after the Partial Mandatory Conversion Date and prior to the Full Mandatory Conversion Date, outstanding shares of Series B held by the Initial Holder will mandatorily convert into shares of Common Stock (but not greater than the number of Excess Shares) at the then applicable Conversion Rate provided that the number of shares of Series B of the Initial Holder so converted shall be limited to the number of shares of Series B such that after giving effect to such conversion, the shares of Common Stock beneficially owned by the Initial Holder and its affiliates do not exceed the Ownership Limit. No action shall be required by the Holder thereof. The person or persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of Series B will be treated as the record Holder(s) of such shares of Common Stock as of the Close of Business on the Partial Mandatory Conversion Date. Except as provided under Section 11(a)(xv), prior to the Close of Business on the Partial Mandatory Conversion Date, the shares of Common Stock issuable upon conversion of the Series B will not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series B.

(ii) On the Full Mandatory Conversion Date, all of the outstanding shares of Series B will mandatorily convert into shares of Common Stock at the then applicable Conversion Rate. No action shall be required by the Holder thereof. The person or persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of Series B will be treated as the record holder(s) of such shares of Common Stock as of the Close of Business on the Full Mandatory Conversion Date. Except as provided under Section 11(a)(xv), prior to the Close of Business on the Full Mandatory Conversion Date, the shares of Common Stock issuable upon conversion of the Series B will not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series B.

(iii) In addition to the number of shares of Common Stock issuable pursuant to this Section 10(a), if applicable, the Holders on a Mandatory Conversion Date shall have the right to receive an amount equal to any declared and unpaid dividends on the Series B for the most recent Dividend Period ending on a Mandatory Conversion Date to the extent such Holders were the Holders of record as of the Dividend Record Date for such dividend.

(b) Conversion Procedures for a Non-Mandatory Conversion Date. To effect conversion on a Non-Mandatory Conversion Date, a Holder who:

(i) holds a beneficial interest in a global certificate representing the Series B must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled by virtue of Section 10(e) and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of Series B in certificated form must:

(A) complete and manually sign the conversion notice on the back of the Series B certificate or a facsimile of the conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Series B to be converted to the Conversion Agent;

(C) if required, furnish appropriate endorsements and transfer documents;

(D) if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled by virtue of Section 10(e); and

(E) if required, pay all transfer or similar taxes or duties, if any.

The conversion will be effective on the date on which a Holder has satisfied all of the foregoing requirements, to the extent applicable, which shall be the applicable Non-Mandatory Conversion Date. A Holder will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder will be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the Holder have been paid in full.

The person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record Holder(s) of such shares of Common Stock as of the Close of Business on the applicable Non-Mandatory Conversion Date. No allowance or adjustment, except as set forth in Section 11(a), shall be made in respect of dividends payable to Holders of Common Stock of record as of any date prior to such applicable Non-Mandatory Conversion Date. Prior to such applicable Non-Mandatory Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series B shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series B.

In the event that a conversion is effected with respect to shares of Series B representing fewer than all the shares of Series B held by a Holder, upon such conversion the Corporation shall execute and the Registrar shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series B as to which conversion was not effected.

The Corporation shall deliver the shares of Common Stock to which the Holder converting pursuant to Section 9 is entitled on or prior to the third Trading Day immediately following the applicable Non-Mandatory Conversion Date.

(c) Conversion Upon Make-Whole Acquisition.

(i) In the event of a Make-Whole Acquisition, each Holder shall have the option to convert its shares of Series B (a “Make-Whole Acquisition Conversion”) at the then applicable Conversion Rate during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 days after the Make-Whole Acquisition Effective Date and receive an additional number of shares of Common Stock in the form of Make-Whole Shares as set forth in this Section 10(c); provided that, prior to the receipt of Stockholder Approval, notwithstanding anything herein to the contrary, any conversion in connection with a Make-Whole Acquisition shall be limited to conversion into such number of shares of Common Stock so that such conversion would not result in a Violation. The date of such Make-Whole Acquisition Conversion is referred to herein as the “Make-Whole Acquisition Conversion Date.”

(ii) The number of “Make-Whole Shares” shall be determined for the Series B by reference to the table below for the applicable Make-Whole Acquisition Effective Date and the applicable Make-Whole Acquisition Stock Price:

Effective Date	$21.375	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$40.00
October 13, 2008	10.7854	9.8381	8.1076	6.7711	5.7228	4.8863	4.2143	3.2166
October 13, 2009	9.7691	8.7338	6.8121	5.2906	4.0621	3.0530	2.2300	1.3069
October 13, 2010 and thereafter	9.3474	8.2446	6.1634	4.4726	3.0670	1.8785	0.8903	0.0000

Effective Date	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00
October 13, 2008	2.5277	2.0384	1.6809	1.4108	1.0417	0.8038	0.6426	0.5256
October 13, 2009	0.9877	0.7694	0.6160	0.5044	0.3599	0.2723	0.2160	0.1763
October 13, 2010 and thereafter	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(A) The exact Make-Whole Acquisition Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(1) if the Make-Whole Acquisition Stock Price is between two Make-Whole Acquisition Stock Price amounts in the table or the Make-Whole Acquisition Effective Date is between two dates in the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Make-Whole Acquisition Stock Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a 365-day year;

(2) if the Make-Whole Acquisition Stock Price is in excess of $100.00 per share (subject to adjustment pursuant hereto), no Make-Whole Shares will be issued upon conversion of the Series B; and

(3) if the Make-Whole Acquisition Stock Price is less than $21.375 per share (subject to adjustment pursuant hereto), no Make-Whole Shares will be issued upon conversion of the Series B.

(B) The Make-Whole Acquisition Stock Prices set forth in the table above (and the corresponding prices set forth in clauses (2) and (3) above) are subject to adjustment pursuant hereto and shall be adjusted as of any date the Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Stock Prices (and corresponding prices set forth in clauses (2) and (3) above) shall equal the Make-Whole Acquisition Stock Prices (and corresponding prices set forth in clauses (2) and (3) above), respectively, applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Make-Whole Acquisition Stock Price adjustments and the denominator of which is the Conversion Rate as so adjusted. The number of Make-Whole Shares in the table above shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 11.

(iii) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition (or, if later, within two Business Days after the Corporation becomes aware of a Make-Whole Acquisition described in clause (i) of the definition of such term), a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the date on which the Make-Whole Acquisition is anticipated to be effected;

(B) the date, which shall be 30 days after the Make-Whole Acquisition Effective Date, by which the Make-Whole Acquisition conversion option must be exercised;

(C) the amount of cash, securities and other consideration payable per share of Common Stock or Series B, respectively; and

(D) the instructions a Holder must follow to exercise its conversion option in connection with such Make-Whole Acquisition.

(iv) To exercise a Make-Whole Acquisition Conversion option, a Holder must, no later than the Close of Business on the date by which the Make-Whole Acquisition Conversion option must be exercised as specified in the notice delivered under Section 10(c)(iii), comply with the procedures set forth in Section 10(b).

(v) If a Holder does not elect to exercise the Make-Whole Acquisition Conversion option pursuant to this Section 10(c), the shares of Series B or successor securities held by it shall remain outstanding but shall not be eligible to receive Make-Whole Shares.

(vi) Upon a Make-Whole Acquisition Conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 10(b), deliver to the Holder such cash, securities or other property as are issuable with respect to Make-Whole Shares in the Make-Whole Acquisition.

(vii) In the event that a Make-Whole Acquisition Conversion is effected with respect to shares of Series B or successor securities representing fewer than all the shares of Series B or successor securities held by a Holder, upon such Make-Whole Acquisition

Conversion, the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series B or such successor securities held by the Holder as to which a Make-Whole Acquisition Conversion was not effected.

(viii) If a Holder elects to convert its shares of Series B in connection with a Make-Whole Acquisition, such Holder shall not be entitled to an adjusted conversion price pursuant to Section 10(g) to the extent such Make-Whole Acquisition also constitutes a Fundamental Change.

(d) Registration of Common Stock. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Series B should be registered or the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e) Dividends. If a Non-Mandatory Conversion Date on which a Holder elects to convert Series B is prior to the Close of Business on the Dividend Record Date relating to any declared dividend for the Dividend Period in which such Holder is electing to convert, such Holder will not have the right to receive any declared dividends for that Dividend Period. If a Non-Mandatory Conversion Date on which a Holder elects to convert Series B is after the Close of Business on the Dividend Record Date for any declared dividend and prior to the Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend Payment Date if such Holder was the Holder of record at the Close of Business on the Dividend Record Date for that dividend. Notwithstanding the preceding sentence, if the Non-Mandatory Conversion Date is after the Close of Business on the Dividend Record Date and prior to the Open of Business on the Dividend Payment Date, whether or not such Holder was the Holder of record at the Close of Business on the Dividend Record Date, the Holder must pay to the Conversion Agent upon conversion of the shares of Series B an amount in cash equal to the dividend payable on the Dividend Payment Date for the then-current Dividend Period on the shares of Series B being converted.

(f) Outstanding Shares of Series B. Shares of Series B shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Series B.

(g) Conversion Upon Fundamental Change.

(i) If the Reference Price in connection with a Fundamental Change is less than the then applicable Conversion Price, a Holder may convert each share of Series B during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of such Fundamental Change at an adjusted conversion price equal to the greater of (1) the Reference Price and (2) $12.6250, subject to adjustment as described herein (the “Base Price”), provided that, notwithstanding anything herein to the contrary, prior to the receipt of Stockholder Approval, any conversion in connection with a Fundamental Change shall be limited to conversion into such number of shares of Common Stock so that such conversion would not result in a Violation. The date of such conversion upon a Fundamental Change is referred to herein as the “Fundamental Change Conversion Date.”

(ii) The Base Price shall be adjusted as of any date the Conversion Rate of the Series B is adjusted pursuant hereto. The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Base Price adjustment and the denominator of which is the Conversion Rate as so adjusted. If the Reference Price is less than the Base Price, Holders shall receive a maximum of 79.2079 shares of Common Stock per share of Series B (subject to adjustment in a manner inverse to the adjustments to the Base Price).

(iii) On or before the 20th day prior to the date on which the Corporation anticipates consummating the Fundamental Change (or, if later, within two Business Days after the Corporation becomes aware of a Fundamental Change described in clause (i) of the definition of such term), a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the date on which the Fundamental Change is anticipated to be effected; and

(B) the date, which shall be 30 days after the effective date of a Fundamental Change, by which the Fundamental Change conversion option must be exercised.

(iv) On the effective date of a Fundamental Change, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the date that shall be 30 days after the effective date of the Fundamental Change;

(B) the adjusted conversion price following the Fundamental Change;

(C) the amount of cash, securities and other consideration payable per share of Common Stock or Series B, respectively; and

(D) the instructions a Holder must follow to exercise its conversion option in connection with such Fundamental Change.

(v) To exercise its conversion option upon a Fundamental Change, a Holder must, no later than the Close of Business on the date by which the conversion option upon the Fundamental Change must be exercised as specified in the notice delivered under Section 10(g)(iv), comply with the procedures set forth in Section 10(b).

(vi) If a Holder does not elect to exercise its conversion option upon a Fundamental Change pursuant to this Section 10(g), the shares of Series B or successor securities held by it will remain outstanding but shall not thereafter be entitled to convert in accordance with Section 10(g).

(vii) Upon a conversion upon a Fundamental Change, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 10(b), deliver to the Holder such cash, securities or other property as are issuable with respect to the adjusted conversion price following the Fundamental Change.

(viii) In the event that a conversion upon a Fundamental Change is effected with respect to shares of Series B or successor securities representing fewer than all the shares of Series B or successor securities held by a Holder, upon such conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series B or such successor securities held by the Holder as to which a conversion upon a Fundamental Change was not effected.

(ix) If a Holder elects to convert its shares of Series B in connection with a Fundamental Change, such Holder shall not be entitled to Make-Whole Shares pursuant to Section 10(c) to the extent such Fundamental Change also constitutes a Make-Whole Acquisition.

(h) A Holder cannot effect both a Make-Whole Acquisition Conversion and a Fundamental Change Conversion with respect to a share of Series B.

(i) Notwithstanding anything to the contrary in this Certificate of Designations, a Holder of shares of Series B shall not, for a period of 35 calendar days after any Conversion Date, sell any shares of Common Stock or other equity securities it receives upon conversion of the shares it converted on such Conversion Date.

11. Anti-Dilution Adjustments.

(a) The Conversion Rate shall be adjusted from time to time by the Corporation as follows:

(i) If the Corporation, at any time or from time to time while any of the Series B is outstanding, issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Corporation effects a share split or share combination in respect of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	OS1
OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share split or combination, as applicable;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share split or share combination, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share split or share combination, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the Close of Business on the effective date of such share split or share combination, as applicable.

The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii) Except as otherwise provided for by Section 11(a)(iv) below, if the Corporation, at any time or from time to time while any of the Series B is outstanding, distributes to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days from the Record Date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price of the Common Stock on the Trading Day immediately preceding the Record Date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	OS0 + X
OS0 + Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the distribution of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any amount payable on exercise thereof, with the value of such consideration, if other than Cash, to be determined in good faith by the Corporation’s Board of Directors.

(iii) If the Corporation, at any time or from time to time while any of the Series B is outstanding, shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Corporation (other than Common Stock as covered by Section 11(a)(i) above), evidences of its indebtedness, assets, property or rights or warrants to acquire the Corporation’s Capital Stock or other securities, but excluding (1) dividends or distributions as to which an adjustment under Section 11(a)(i), Section 11(a)(ii) or Section 11(a)(iv) hereof shall apply, (2) dividends or distributions paid exclusively in Cash and (3) Spin-Offs to which the provision set forth below in this Section 11(a)(iii) shall apply (any of such shares of Capital Stock, indebtedness, assets, property or rights or warrants to acquire the Corporation’s Common Stock or other securities, hereinafter in this Section 11(a)(iii) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0	=	the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Corporation’s Board of Directors) of the portion of Distributed Property with respect to each outstanding share of Common Stock on the Record Date for such distribution.

Notwithstanding the foregoing, if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, the Corporation shall distribute to each Holder on the date the Distributed Property is distributed to holders of Common Stock, but without requiring such Holder to convert its shares of Series B, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date fixed for determination for stockholders entitled to receive such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 11(a)(iii) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Closing Prices of the Common Stock for purposes of calculating SP0 in the formula in this Section 11(a)(iii).

With respect to an adjustment pursuant to this Section 11(a)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation (a “Spin-Off”), the Conversion Rate in effect immediately before the Close of Business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

CR1 = CR0 ×	FMV + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

CR1	=	the new Conversion Rate in effect from and after the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV	=	the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Closing Prices of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off (it being agreed that notwithstanding Section 10(a), the Holder of the Series B shall not be entitled to convert the Series B pursuant to an Early Conversion prior to such 10th Trading Day).

For purposes of this Section 11(a)(iii), Section 11(a)(i) and Section 11(a)(ii) hereof, any dividend or distribution to which this Section 11(a)(iii) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 11(a)(i) or 11(a)(ii) hereof applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants to which Section 11(a)(i) or 11(a)(ii) hereof applies (and any Conversion Rate adjustment required by this Section 11(a)(iii) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 11(a)(i) or 11(a)(ii) hereof applies (and any further Conversion Rate adjustment required by Section 11(a)(i) and 11(a)(ii) hereof with respect to such dividend or distribution shall then be made), except (A) the Close of Business on the Record Date of such dividend or distribution shall be substituted for “the Close of Business on the Record Date,” “the Close of Business on the Record Date or the Close of Business on the effective date,” “after the Close of Business on the Record Date for such dividend or distribution or the Close of Business on the effective date of such share split or share combination” and “the Close of Business on the Record Date for such distribution” within the meaning of Section 11(a)(i) and Section 11(a)(ii) hereof and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date or the Close of Business on the effective date” within the meaning of Section 11(a)(i) hereof.

(iv) If the Corporation, at any time or from time to time while any of the Series B is outstanding, distributes rights or warrants to all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such shares of Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 11(a)(iii) above, (and no adjustment to the Conversion Rate under Section 11(a)(iii) above will be required) until the occurrence of the earliest Trigger Event and a distribution or deemed distribution under the terms of such rights or warrants at which time an appropriate adjustment (if any is required) to the Conversion Rate shall be made in the same manner as provided for under Section 11(a)(iii) above. If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11(a)(iv) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights or warrants had not been issued.

(v) (1) If the Corporation, at any time or from time to time while any of the Series B is outstanding, makes a regular, quarterly Cash dividend or distribution to all or substantially all holders of Common Stock during any quarterly fiscal period that exceeds $0.27 (the “Initial Dividend Threshold”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the average Closing Price of the Common Stock over the ten consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

C	=	the amount in Cash per share the Corporation distributes or dividends to holders of Common Stock in excess of the Initial Dividend Threshold.

The Initial Dividend Threshold shall be adjusted in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate pursuant to clauses (1) or (2) of this Section 11(a)(v).

(2) If the Corporation pays any cash dividend or distribution that is not a regular, quarterly cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the average Closing Price of the Common Stock over the ten consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

C	=	the amount in Cash per share the Corporation distributes or dividends to holders of Common Stock

(3) Notwithstanding the foregoing, if the portion of the Cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, the Corporation shall distribute to each Holder on the date the Cash dividend or distribution is paid to holders of Common Stock, but without requiring such Holder to convert its shares of Series B, the amount of Cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4) For the avoidance of doubt, for purposes of this Section 11(a)(v), in the event of any reclassification of the Common Stock, as a result of which the Series B becomes convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 11(a)(v), references in this Section to one share of Common Stock or Closing Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Series B is then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(vi) If the Corporation or any of its Subsidiaries makes a payment of Cash or other consideration in respect of a tender offer or exchange offer for all or any portion of the Common Stock, where such Cash and the value of any such other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1×OS1)
OS0 × SP1

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the expiration date;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the expiration date;

AC	=	the aggregate value of all Cash and any other consideration (as determined in good faith by the Corporation’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP1	=	the average Closing Price of Common Stock over the ten consecutive Trading Days ending on the Trading Day next succeeding the expiration date.

If the Corporation or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all or any portion of such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. Except as set forth in the preceding sentence, if an adjustment to the Conversion Rate pursuant to this Section 11(a)(vi) with respect to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 11(a)(vi).

(vii) For purposes of this Section 11(a) the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of shareholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(viii) If application of the formulas provided in Sections 11(a)(i), 11(a)(ii), 11(a)(iii), 11(a)(iv), 11(a)(v) or 11(a)(vi) above would result in a decrease in the Conversion Rate, no adjustment (other than a readjustment as described in such sections) to the Conversion Rate shall be made except in the case of a share split or combination of the Common Stock.

(ix) If one or more events occur requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Corporation’s Board of Directors to reflect the combined impact of such Conversion Rate adjustments, as set out in this Section 11(a), during such period.

(x) Notwithstanding any of the foregoing clauses in this Section 11, no adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1.00%; provided, however, that any adjustment which by reason of this Section 11(a)(x) is not required to be made shall be carried forward and the Corporation shall make such adjustment, regardless of whether the aggregate adjustment is less than 1.00%, within one year of the first such adjustment carried forward or in connection with any conversion of Series B. All calculations under this Section 11 shall be made to the nearest one-ten thousandth (1/10,000) of a cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

No adjustment in the Conversion Rate need be made (i) for issuances of Common Stock pursuant to any present or future plan for reinvestment of dividends or interest payable on the Corporation’s securities or the investment of additional optional amounts in shares of Common Stock under any plan, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Corporation or any of its Subsidiaries, (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series B was first issued, (iv) for a change in the par value of the Common Stock, (v) for repurchases of shares of Common Stock in open market transactions or privately negotiated transactions, or (vi) for accumulated and unpaid dividends, other than as expressly contemplated by Section 11(a)(i).

No adjustment to the Conversion Rate need be made pursuant to Section 11(a)(i) through (ix) above for a transaction if Holders are permitted to participate in the transaction without conversion, concurrently with the holders of Common Stock, on a basis and with notice that the Board of Directors of the Corporation determines in good faith to be fair and appropriate in light of the basis and notice to holders of Common Stock participating in the transaction.

Whenever a provision of this Certificate of Designations requires the calculation of an average of the Closing Price over a span of multiple days, the Corporation will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

(xi) Upon conversion of the Series B, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, any associated rights issued under any shareholder rights agreement of the Corporation that provides that each share of Common Stock issued upon conversion of the Series B at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan, and no adjustment shall be made to the Conversion Rate pursuant to Section 11(a)(iv) hereof. If, prior to any conversion, the rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Corporation distributed to all holders of Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property or rights or warrants as described in Section 11(a)(iv) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(xii) Subject to applicable stock exchange rules and listing standards, the Corporation shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interests in the Corporation; provided the Corporation has given to the Conversion Agent and DTC at least 15 days’ prior notice of any such increase in the Conversion Rate and the period during which it will be in effect. Subject to applicable stock exchange rules and listing standards, the Corporation shall be entitled to increase the Conversion Rate, in addition to the events requiring an increase in the Conversion Rate pursuant to Section 11 hereof, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to shareholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders or other events.

(xiii) Whenever the Conversion Rate is adjusted as herein provided, the Corporation will issue a notice to the Conversion Agent and DTC containing the relevant information and make this information available on the Corporation’s website. In addition, the Corporation shall provide upon the request of a Holder of Series B, to the extent not posted on the Corporation website, a brief statement setting forth in reasonable detail how the adjustment to the Conversion Rate was determined and setting forth the adjusted Conversion Rate.

(xiv) For purposes of this Section 11, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(xv) If the record date for a dividend or distribution on Common Stock occurs prior to a Mandatory Conversion Date and the payment date for a dividend or distribution on Common Stock occurs after a Mandatory Conversion Date, and such dividend or distribution would have resulted in an adjustment to the Conversion Rate if such dividend or distribution does not result in an adjustment to the Conversion Rate but were paid prior to such Mandatory Conversion Date, then without duplication the Corporation shall deem the Holders to be holders of record of Common Stock for purposes of that dividend or distribution. In that case, the Holders will receive the number of shares of Common Stock issuable upon the applicable Mandatory Conversion Date together with the dividend or distribution on such shares of Common Stock so converted.

12. Reorganization Events.

(a) In the event of:

(i) any consolidation or merger of the Corporation with or into another Person or of another Person with or into the Corporation;

(ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

(iii) any statutory share exchange of the Corporation with another Person (other than in connection with a merger or acquisition); or

(iv) any liquidation, dissolution or termination of the Corporation;

in each case in which holders of Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock (any such event specified in this Section 12(a), a “Reorganization Event”), each share of Series B outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind of cash, securities and other property receivable in such Reorganization Event by a holder of one share of Common Stock that was not the counterparty to the Reorganization Event or an affiliate of such other party (such cash, securities and other property, the “Exchange Property”).

(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the “Exchange Property” that Holders of the Series B will be entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election). The number of units of Exchange Property for each share of Series B converted following the effective date of such Reorganization Event shall be determined based on the Conversion Rate then in effect on the applicable Conversion Date, determined as if the references to a “share of Common Stock” in this Certificate of Designations were to “unit of Exchange Property.”

(c) After a Reorganization Event, for purposes of determining whether a Mandatory Conversion Date has occurred, the term “Closing Price” shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Section 12, references to Common Stock in the definition of “Trading Day” shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.

(d) The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(e) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12 or the validity of any Reorganization Event.

13. Fractional Shares.

(a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Series B.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 10(a) or a conversion at the option of the Holder pursuant to Section 9, Section 10(c) or Section 10(g), the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of:

(i) in the case of a mandatory conversion pursuant to Section 10(a), a Make Whole Acquisition conversion pursuant to Section 10(c) or a Conversion Upon Fundamental Change pursuant to Section 10(g), the average of the Closing Prices over the five consecutive Trading Day period preceding the Trading Day immediately preceding the applicable Conversion Date; or

(ii) in the case of an Early Conversion pursuant to Section 9, the Closing Price of the Common Stock on the second Trading Day immediately preceding the Early Conversion Date.

(c) If more than one share of the Series B is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B so surrendered.

14. Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury by the Corporation, solely for issuance upon the conversion of shares of Series B as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series B, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Series B shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series B; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series B into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series B in accordance with the requirements of such exchange or automated quotation system at such time.

15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series B may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

16. Notices. All notices or communications in respect of Series B shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

17. Preemptive or Subscription Rights. Except as expressly provided in any agreement between a Holder and the Corporation, no share of Series B shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

18. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Series B from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

19. Other Rights. The shares of Series B shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation or as provided by applicable law.

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IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this 13th day of October, 2008.

MORGAN STANLEY

By:	/s/ Walid A. Chammah
	Name:	Walid A. Chammah
	Title:	Co-President

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS

OF THE

10% SERIES C NON-CUMULATIVE NON-VOTING PERPETUAL

PREFERRED STOCK

($1,000 LIQUIDATION PREFERENCE PER SHARE)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

MORGAN STANLEY, a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted on October 12, 2008, the creation of 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $1,000 per share (“Series C”), of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series C, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock.” Each share of Series C shall be identical in all respects to every other share of Series C, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 3 below.

2. Number of Shares. The authorized number of shares of Series C shall be 1,160,791. Shares of Series C that are purchased, redeemed or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series C by any Subsidiary of the Corporation.

3. Dividends.

(a) Rate. Holders of shares of Series C shall be entitled to receive, only when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds of the Corporation legally available for payment, non-cumulative cash dividends on the liquidation preference of $1,000 per share at a rate per annum equal to 10%. Declared dividends on the Series C shall be payable from and including the date of initial issuance (in the case of the initial Dividend Period) or the immediately preceding Dividend Payment Date (in the case of Dividend Periods other than the initial Dividend Period), and shall be payable quarterly, in arrears, on each January 15, April 15, July 15 and October 15, commencing on January 15, 2009 (each such date a “Dividend Payment Date”). If any date on which dividends would otherwise be payable shall not be a Business Day (as defined below), then the date of payment of dividends need not be made on such date, but such payment of dividends may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the Dividend Payment Date, and no additional dividends shall be payable nor shall interest accrue on the amount payable from and after such Dividend Payment Date to the next succeeding Business Day. “Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

Dividends on the Series C shall not be cumulative; Holders of Series C shall not be entitled to receive any dividends not declared by the Board of Directors or a duly authorized committee thereof and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series C payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on that Dividend Payment Date or at any future time, whether or not dividends on the Series C are declared for any future Dividend Period. Declared and unpaid dividends shall not bear interest.

Dividends that are payable on the Series C on any Dividend Payment Date will be payable to holders of record of Series C as they appear on the stock register of the Corporation on the applicable Dividend Record Date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

The term “Dividend Period” means the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date or any earlier redemption date (other than the initial Dividend Period, which shall commence on and include the date of initial issuance of the Series C and shall end on but exclude the next Dividend Payment Date). Dividends payable on the Series C shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) Priority of Dividends. The Series C will rank (i) senior to the Common Stock (as defined below) and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series C, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series C (issued with the requisite consent of the Holders of the Series C, if required) and (iii) at least equally with each other class or series of Preferred Stock (as defined below) that the Corporation may issue with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. So long as any share of Series C remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series C has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to (i) repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan; (ii) an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a Subsidiary of the Corporation, for any class or series of Junior Stock; (iii) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged; (iv) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock. In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series C and any shares of Parity Stock, all dividends declared on the Series C and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series C and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any other stock ranking, as to dividends, equally with or junior to the Series C, from time to time out of any funds legally available for such payment, and the Series C shall not be entitled to participate in any such dividends.

4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, Holders of Series C shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series C in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series C as to such distribution, a liquidating distribution in an amount equal to $1,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series C will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all Holders of Series C and all holders of any stock of the Corporation ranking equally with the Series C as to such distribution, the amounts paid to the Holders of Series C and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the Holders of Series C and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series C and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series C will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 4 and will have no right or claim to any of the Corporation’s remaining assets.

(c) Residual Distributions. If the Liquidation Preference on the Series C and any other shares of the Corporation’s stock ranking equally as to such liquidation distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the Holders of Series C receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

5. Voting Rights.

(a) General. The Holders of Series C shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b) Right to Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series C, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors; and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series C or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series C or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series C and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the Nonpayment.

If and when dividends for at least four regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series C and any other class or series of Voting Preferred Stock, the holders of the Series C and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series C or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

The term “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series C as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A”) and the Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock (the “Series B”), in each case, if outstanding, and any class or series of Preferred Stock, whether or not cumulative, that the Corporation may issue in the future, to the extent their like voting rights are exercisable at such time. Whether a plurality, majority or other portion of the shares of Series C and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the relative liquidation preferences of the shares voted.

(c) Other Voting Rights. So long as any shares of Series C are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series C and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series C with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series C. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series C, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series C, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series C remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding as securities of the Corporation or such other entity as permitted by clause (x) or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series C, taken as a whole;

provided, however, that for all purposes of this Section 5(c), the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series C with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and shall not require the affirmative vote or consent of, the holders of outstanding shares of Series C. For purposes of clarification, no Holder of Series C shall have any voting rights with respect to any binding share exchange, reclassification, merger or consolidation which complies with the provisions of clause (iii)(x) and (y) hereof.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 5(c) for which a vote is otherwise required would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series C for this purpose), then only such series of Preferred Stock as are adversely affected by and otherwise entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock that are otherwise entitled to vote on the matter are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status and that is otherwise entitled to vote thereon.

(d) Changes for Clarification. Without the consent of the holders of the Series C, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C, the Corporation may amend, alter, supplement or repeal any terms of the Series C:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series C that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series C shall be required pursuant to this Section 5 or otherwise if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series C shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series C (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series C is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series C and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series C are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

6. Redemption.

(a) Optional Redemption. The Series C may not be redeemed by the Corporation prior to October 15, 2011. On or after October 15, 2011, subject to obtaining any then required regulatory approval, the Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series C at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to $1,100 per share, together (except as otherwise provided herein below), for the purposes of the redemption price only, with an amount equal to dividends accumulated but unpaid for the then current Dividend Period at the rate set forth in Section 3 to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period). The redemption price for any shares of Series C shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any accrued and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the Holder of record of the redeemed shares of Series C on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Series C will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series C will have no right to require the redemption or repurchase of any shares of Series C.

(c) Notice of Redemption. Notice of every redemption of shares of Series C shall be given by first class mail, postage prepaid, addressed to the Holders of record of the shares of Series C to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series C designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C. Notwithstanding the foregoing, if depositary shares representing interests in the Series C are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series C at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series C to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series C at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series C shall be redeemed from time to time. If fewer than all the shares of Series C represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of any shares of Series C so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares of Series C so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares of Series C so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Regulatory. Redemption of the Series C by the Corporation is subject to its receipt of any required prior approvals from the Federal Reserve. The Corporation hereby confirms that it is the Corporation’s intention that, at the time of any redemption of the Series C, the Corporation will repay the liquidation preference of any shares of Series C redeemed in accordance with this Section 6 only out of the net proceeds received by the Corporation or its Subsidiaries from the issuance or sale of securities which will qualify as non-restricted core capital (as such term is defined in 12 C.F.R. 225 (Appendix A)) at the time of such issuance or sale.

7. Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

(a) prior to shares of the Series C, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the Holders of shares of the Series C;

(b) on a parity with shares of the Series C, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series C, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the Holders of shares of Series C (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Series C, either as to dividends or upon liquidation, dissolution or winding up, or both, as the content may require); and

(c) junior to shares of the Series C, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be common stock or if the Holders of the Series C shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

The Series C shall rank, as to dividends and upon liquidation, dissolution or winding up, on a parity with the Series A, the Series B and any Parity Preferred Stock issued hereafter.

8. Additional Definitions. As used herein with respect to Series C:

“Common Stock” means the common stock, $0.01 par value, of the Corporation.

“Holder” means the Person in whose name the shares of Series C are registered, which may be treated by the Corporation, Transfer Agent, Registrar and dividend disbursing agent as the absolute owner of the shares of Series C for the purpose of disbursing dividends and for all other purposes.

“Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series C as to the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation. Junior Stock includes the Common Stock.

“Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series C in the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series C.

“Registrar” shall mean BNY Mellon Shareowner Services, acting in its capacity as registrar for the Series C, and its successors and assigns or any other registrar appointed by the Corporation.

“Subsidiary” means with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

“Transfer Agent” shall mean BNY Mellon Shareowner Services, acting in its capacity as transfer agent for the Series C, and its respective successors and assigns or any other transfer agent appointed by the Corporation.

9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series C may deem and treat the record holder of any share of Series C as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

10. Notices. All notices or communications in respect of Series C shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

11. Preemptive or Subscription Rights. Except as expressly provided in any agreement between a Holder and the Corporation, no share of Series C shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

12. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Series C from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

13. Other Rights. The shares of Series C shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation or as provided by applicable law. Holders of Series C shall have no right to exchange or convert such shares into any other security.

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IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this 13th day of October, 2008.

MORGAN STANLEY

By:	/s/ Walid A. Chammah
Name: Walid A. Chammah
Title: Co-President

CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D

OF

MORGAN STANLEY

Morgan Stanley, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the certificate of incorporation and bylaws of the Corporation and applicable law, adopted the following resolution on October 26, 2008 creating a series of 10,000,000 shares of Preferred Stock of the Corporation designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series D”.

RESOLVED, that pursuant to the provisions of the certificate of incorporation and the bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series D” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 10,000,000.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part. 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b) “Dividend Payment Date” means January 15, April 15, July 15 and October 15 of each year.

(c) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

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(d) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(e) “Minimum Amount” means $2,500,000,000.

(f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s (i) Series A Floating Rate Non-Cumulative Preferred Stock; (ii) Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock; and (iii) Series C Non-Cumulative Non-Voting Perpetual Preferred Stock.

(g) “Signing Date” means October 26, 2008.

Part. 4. Certain Voting Matters. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Designated Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of Designated Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amount of the shares voted or covered by the consent as if the Corporation were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent. For purposes of determining the voting rights of the holders of Designated Preferred Stock under Section 7 of the Standard Provisions forming part of this Certificate of Designations, each holder will be entitled to one vote for each $1,000 of liquidation preference to which such holder’s shares are entitled.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Morgan Stanley has caused this Certificate of Designations to be signed by Colm Kelleher, its Executive Vice President and Chief Financial Officer, this 28th day of October, 2008.

MORGAN STANLEY

By:	/s/ Colm Kelleher

Name:	Colm Kelleher

Title:	Executive Vice President and Chief Financial Officer

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ANNEX A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(h) “Dividend Period” has the meaning set forth in Section 3(a).

(i) “Dividend Record Date” has the meaning set forth in Section 3(a).

(j) “Liquidation Preference” has the meaning set forth in Section 4(a).

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(k) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(l) “Preferred Director” has the meaning set forth in Section 7(b).

(m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o) “Share Dilution Amount” has the meaning set forth in Section 3(b).

(p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but

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excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’

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rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

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(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

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Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of

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redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

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(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

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(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to

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time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

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CERTIFICATE OF ELIMINATION OF

THE FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D,

OF

MORGAN STANLEY

Pursuant to Section 151(g)

of the General Corporation Law

of the State of Delaware

Morgan Stanley, a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 10,000,000 (ten million) shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series D, par value $0.01 per share (the “Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on October 28, 2008, filed a Certificate of Designation with respect to such Preferred Stock in the office of the Secretary of State of the State of Delaware.

2. That the Board of Directors of the Company has adopted resolutions approving the repurchase of said Preferred Stock, including resolutions authorizing each officer of the Company to execute and deliver such further documentation, and to take all such actions as any officer shall deem necessary or desirable, in furtherance of the repurchase of such Preferred Stock, which includes the execution and filing of this Certificate, and said Preferred Stock has been repurchased by the Company.

3. That no shares of said Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificate of Designation.

4. That, accordingly, all matters set forth in the Certificate of Designation with respect to the Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer this 23rd day of June, 2009.

MORGAN STANLEY

By:	/s/ Martin M. Cohen
Name: Martin M. Cohen
Office: Assistant Secretary and Counsel

CERTIFICATE OF ELIMINATION OF

THE 10% SERIES B NON-CUMULATIVE NON-VOTING PERPETUAL CONVERTIBLE

PREFERRED STOCK ($1,000 LIQUIDATION PREFERENCE PER SHARE)

OF

MORGAN STANLEY

Pursuant to Section 151(g)

of the General Corporation Law

of the State of Delaware

Morgan Stanley, a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 7,839,209 (seven million eight hundred thirty-nine thousand two hundred nine) shares of Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $0.01 per share, liquidation preference $1,000 per share (the “Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on October 10, 2008, filed a Certificate of Designation with respect to such Preferred Stock, and, on October 13, 2008, amended such Certificate of Designation with respect to such Preferred Stock, in the office of the Secretary of State of the State of Delaware.

2. That the Board of Directors of the Company has adopted resolutions approving the conversion of said Preferred Stock into common stock of the Company, par value $0.01 per share (the “Common Stock”), including resolutions authorizing each officer of the Company to execute and deliver such further documentation, and to take all such actions as any officer shall deem necessary or desirable, in furtherance of the conversion of such Preferred Stock, which includes the execution and filing of this Certificate, and said Preferred Stock has been converted into Common Stock.

3. That no shares of said Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificate of Designation.

4. That, accordingly, all matters set forth in the Certificate of Designation with respect to the Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer this 20th day of July, 2011.

MORGAN STANLEY

By:	/s/ Martin M. Cohen
Name: Martin M. Cohen
Title: Corporate Secretary

[Signature Page to Series B Certificate of Elimination]

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Morgan Stanley                                                 , and the name of the corporation being merged into this surviving corporation is MSDW Credit Products Inc.                                                 .

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Morgan Stanley                                         a Delaware Corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on December 29, 2011                        .

SIXTH: The Agreement of Merger is on file at c/o Morgan Stanley, 1585 Broadway, New York, New York                    , the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving Corporation has caused this certificate to be signed by an authorized officer, the 29th day of December, A.D., 2011.

By:	/s/ Aaron Guth
Authorized Officer

Name:	Aaron Guth
Print or Type

Title:	Assistant Secretary

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF THE

FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES E

(Liquidation Preference $25,000 per share)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Morgan Stanley, a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of the Preferred Stock Financing Committee (the “Committee”) of the Board of Directors of the Corporation adopted on September 24, 2013, the creation of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, par value $0.01 per share, liquidation preference $25,000 per share (“Series E”), of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series E, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E.” Each share of Series E shall be identical in all respects to every other share of Series E, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

2. Number of Shares. The authorized number of shares of Series E shall be 34,500. Shares of Series E that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock; provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series E by any subsidiary of the Corporation.

3. Definitions. As used herein with respect to Series E:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(d) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series E is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(e) “Certificate of Designation” means this Certificate of Designation relating to the Series E, as it may be amended or supplemented from time to time.

(f) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designation.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h) “Dividend Determination Date” means, for each Dividend Period during the Floating Rate Period, the second London Business Day immediately preceding the first day of such Dividend Period.

(i) “Dividend Payment Date” means January 15, April 15, July 15, and October 15 of each year, subject to adjustment as described in Section 4(a).

(j) “Dividend Period” has the meaning set forth in Section 4(a).

(k) “Dividend Record Date” has the meaning set forth in Section 4(a).

(l) “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

(m) “Fixed Rate Period” has the meaning set forth in Section 4(a).

(n) “Floating Rate Period” has the meaning set forth in Section 4(a).

(o) “Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series E as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Junior Stock includes the Common Stock.

(p) “LIBOR” has the meaning set forth in Section 4(a).

(q) “Liquidation Preference” has the meaning set forth in Section 5(b).

(r) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(s) “Nonpayment” has the meaning set forth in Section 7(b).

(t) “Original Issue Date” means September 30, 2013.

(u) “Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series E in the payment of dividends, whether cumulative or non-cumulative, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Parity stock includes the Corporation’s previously issued Floating Rate Non-Cumulative Preferred Stock, Series A, liquidation preference $25,000 per share (“Series A”) and the Corporation’s previously issued 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, liquidation preference $1,000 per share (“Series C”).

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(v) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series E.

(w) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(x) “Regulatory Capital Treatment Event” has the meaning set forth in Section 6(a).

(y) “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series E as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Series A and the Series C. Whether a plurality, majority or other portion of the shares of Series E and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

4. Dividends.

(a) Rate. Holders of Series E will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the Original Issue Date (in the case of the initial Dividend Period only) or the immediately preceding Dividend Payment Date, quarterly in arrears on each Dividend Payment Date, commencing on January 15, 2014. These dividends will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to 7.125% with respect to each Dividend Period from and including the Original Issue Date to, but excluding, October 15, 2023 (the “Fixed Rate Period”) and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related Dividend Determination Date plus 4.32% with respect to each Dividend Period from and including October 15, 2023 (the “Floating Rate Period”). In the event that the Corporation issues additional shares of Series E after the Original Issue Date, dividends on such shares may accrue from the Original Issue Date or any other date specified by the Board of Directors or an authorized committee thereof at the time such additional shares are issued.

Dividends that are payable on Series E on any Dividend Payment Date will be payable to holders of record of Series E as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date or any earlier redemption date, except that (i) the initial Dividend Period for any share of Series E issued on the Original Issue Date will commence on and include the Original Issue Date of the Series E and will end on and exclude the January 15, 2014 Dividend Payment Date, and (ii) for any share of Series E issued after the Original Issue Date, the initial Dividend Period for such shares may commence on and include the Original Issue Date or such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose and shall end on and exclude the next Dividend Payment Date. Dividends payable on the Series E for any Dividend Period during the Fixed Rate

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Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series E for any Dividend Period during the Floating Rate Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the Dividend Period. Dividends for the initial Dividend Period for shares of Series E issued on the Original Issue Date will be calculated from the Original Issue Date. If any scheduled Dividend Payment Date up to and including the October 15, 2023 scheduled Dividend Payment Date is not a Business Day, then the payment will be made on the next succeeding Business Day and no additional dividends will accrue as a result of that postponement. If any scheduled Dividend Payment Date thereafter is not a Business Day, then the Dividend Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day, and, in either case, dividends will accrue to, but excluding, the date dividends are paid.

For any Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) shall be determined by the Calculation Agent on the Dividend Determination Date in the following manner:

(i) LIBOR will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, that appears on Reuters screen page “LIBOR01”, or any successor page, at approximately 11:00 a.m., London time, on that Dividend Determination Date.

(ii) If no such rate appears, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, selected by the Calculation Agent as directed by the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Dividend Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that Dividend Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the first day of such Dividend Period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Dividend Determination Date, by three major banks in New York City, selected by the Calculation Agent as directed by the Corporation, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the first day of such Dividend Period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that Dividend Determination Date will be the same as LIBOR for the immediately preceding Dividend Period, or, if there was no such Dividend Period, the dividend payable will be based on the initial dividend rate.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

“Reuters” means Reuters 3000 Xtra Service or any successor service.

Holders of Series E shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series E as specified in this Section 4 (subject to the other provisions of this Certificate of Designation).

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Dividends on shares of the Series E will not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series E payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series E are declared for any future Dividend Period.

(b) Priority of Dividends. The Series E will rank (i) senior to the Common Stock and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series E, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series E (issued with the requisite consent of the holders of the Series E, if required) and (iii) equally with the Series A, the Series C and each other class or series of Preferred Stock the Corporation may issue that is not expressly stated to be senior or junior to the Series E, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

So long as any share of Series E remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series E has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to:

•	repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a subsidiary of the Corporation, for any class or series of Junior Stock;

•	the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. LLC, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

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When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series E and any shares of Parity Stock, all dividends declared on the Series E and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series E and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any stock ranking, as to dividends, equally with or junior to the Series E, from time to time out of any funds legally available for such payment, and the Series E shall not be entitled to participate in any such dividends.

(c) Restrictions on the Payment of Dividends. Dividends on the Series E will not be declared, paid or set aside for payment if the Corporation fails to comply, or if and to the extent such act would cause the Corporation to fail to comply, with applicable laws and regulations, including the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) applicable to the Corporation.

5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series E shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities to creditors, if any, of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series E in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series E as to such distribution, a liquidating distribution in an amount equal to $25,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series E will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all holders of Series E and all holders of any stock of the Corporation ranking equally with the Series E as to such distribution, the amounts paid to the holders of Series E and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the holders of Series E and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the

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Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series E and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series E will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 5 and will have no right or claim to any of the Corporation’s remaining assets.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series E and any other shares of the Corporation’s stock ranking equally as to the Liquidation Preference, the holders of other stock of the Corporation ranking junior as to the Liquidation Preference shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the holders of Series E receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) Optional Redemption. The Corporation may, at its option, redeem the Series E (i) in whole or in part, from time to time, on any Dividend Payment Date on or after October 15, 2023 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined below), in each case upon notice given as provided in Section 6(c) below, at a redemption price equal to $25,000 per share, together with (except as otherwise provided herein below) any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends. The redemption price for any shares of Series E shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

A “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after September 24, 2013, (ii) any proposed change in those laws or regulations that is announced or becomes effective after September 24, 2013, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after September 24, 2013, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series E then outstanding as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy

7

guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series E is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

(b) No Sinking Fund. The Series E will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series E will have no right to require the redemption or repurchase of any shares of Series E.

(c) Notice of Redemption. Notice of every redemption of shares of Series E shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series E designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E. Notwithstanding the foregoing, if the depositary shares representing interests in the Series E are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series E at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series E to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series E at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series E shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of any shares of Series E so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

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7. Voting Rights.

(a) General. The holders of Series E shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series E, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series E or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series E or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series E and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four consecutive regular dividend periods following the Nonpayment.

If and when dividends for at least four consecutive regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series E and any other class or series of Voting Preferred Stock, the holders of the Series E and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series E together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series E and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock

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Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series E or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series E are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series E and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series E with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series E. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series E, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series E, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series E remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series E, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series E, Series A or Series C, or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series E with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the holders of outstanding shares of Series E.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series E for this purpose), then only such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock are not equally affected by the proposed

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amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

(d) Changes for Clarification. Without the consent of the holders of the Series E, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series E, the Corporation may amend, alter, supplement or repeal any terms of the Series E:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series E that is not inconsistent with the provisions of this Certificate of Designation.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series E shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series E shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series E (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series E is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series E and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series E are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series E may deem and treat the record holder of any share of Series E as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

9. Notices. All notices or communications in respect of Series E shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law.

10. No Preemptive Rights. No share of Series E shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

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11. Other Rights. The shares of Series E shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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IN WITNESS WHEREOF, Morgan Stanley has caused this certificate to be signed by Kevin Sheehan, its Assistant Treasurer, this 27th day of September, 2013.

MORGAN STANLEY

By	/s/ Kevin Sheehan
Name: Kevin Sheehan
Title: Assistant Treasurer

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF THE

FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES F

(Liquidation Preference $25,000 per share)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Morgan Stanley, a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of the Preferred Stock Financing Committee (the “Committee”) of the Board of Directors of the Corporation adopted on December 5, 2013, the creation of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, par value $0.01 per share, liquidation preference $25,000 per share (“Series F”), of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series F, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F.” Each share of Series F shall be identical in all respects to every other share of Series F, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

2. Number of Shares. The authorized number of shares of Series F shall be 39,100. Shares of Series F that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock; provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series F by any subsidiary of the Corporation.

3. Definitions. As used herein with respect to Series F:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(d) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series F is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(e) “Certificate of Designation” means this Certificate of Designation relating to the Series F, as it may be amended or supplemented from time to time.

(f) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designation.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h) “Dividend Determination Date” means, for each Dividend Period during the Floating Rate Period, the second London Business Day immediately preceding the first day of such Dividend Period.

(i) “Dividend Payment Date” means January 15, April 15, July 15, and October 15 of each year, subject to adjustment as described in Section 4(a).

(j) “Dividend Period” has the meaning set forth in Section 4(a).

(k) “Dividend Record Date” has the meaning set forth in Section 4(a).

(l) “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

(m) “Fixed Rate Period” has the meaning set forth in Section 4(a).

(n) “Floating Rate Period” has the meaning set forth in Section 4(a).

(o) “Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series F as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Junior Stock includes the Common Stock.

(p) “LIBOR” has the meaning set forth in Section 4(a).

(q) “Liquidation Preference” has the meaning set forth in Section 5(b).

(r) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(s) “Nonpayment” has the meaning set forth in Section 7(b).

(t) “Original Issue Date” means December 10, 2013.

(u) “Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series F in the payment of dividends, whether cumulative or non-cumulative, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Parity stock includes the Corporation’s previously issued Floating Rate Non-Cumulative Preferred Stock, Series A, liquidation preference $25,000 per share (“Series A”), the Corporation’s previously issued 10%

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Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, liquidation preference $1,000 per share (“Series C”) and the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, liquidation preference $25,000 per share (“Series E”).

(v) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series F.

(w) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(x) “Regulatory Capital Treatment Event” has the meaning set forth in Section 6(a).

(y) “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series F as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Series A, the Series C and the Series E. Whether a plurality, majority or other portion of the shares of Series F and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

4. Dividends.

(a) Rate. Holders of Series F will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the Original Issue Date (in the case of the initial Dividend Period only) or the immediately preceding Dividend Payment Date, quarterly in arrears on each Dividend Payment Date, commencing on January 15, 2014. These dividends will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to 6.875% with respect to each Dividend Period from and including the Original Issue Date to, but excluding, January 15, 2024 (the “Fixed Rate Period”) and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related Dividend Determination Date plus 3.94% with respect to each Dividend Period from and including January 15, 2024 (the “Floating Rate Period”). In the event that the Corporation issues additional shares of Series F after the Original Issue Date, dividends on such shares may accrue from the Original Issue Date or any other date specified by the Board of Directors or an authorized committee thereof at the time such additional shares are issued.

Dividends that are payable on Series F on any Dividend Payment Date will be payable to holders of record of Series F as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date or any earlier redemption date, except that (i) the initial Dividend Period for any share of Series F issued on the Original Issue Date will commence on and include the Original Issue Date of the Series F and will end on and exclude the January 15, 2014 Dividend Payment Date, and (ii) for any share of Series F issued after the Original Issue Date, the initial Dividend Period for such shares may commence on and include the Original Issue Date or such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall

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determine and publicly disclose and shall end on and exclude the next Dividend Payment Date. Dividends payable on the Series F for any Dividend Period during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series F for any Dividend Period during the Floating Rate Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the Dividend Period. Dividends for the initial Dividend Period for shares of Series F issued on the Original Issue Date will be calculated from the Original Issue Date. If any scheduled Dividend Payment Date up to and including the January 15, 2024 scheduled Dividend Payment Date is not a Business Day, then the payment will be made on the next succeeding Business Day and no additional dividends will accrue as a result of that postponement. If any scheduled Dividend Payment Date thereafter is not a Business Day, then the Dividend Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day, and, in either case, dividends will accrue to, but excluding, the date dividends are paid.

For any Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) shall be determined by the Calculation Agent on the Dividend Determination Date in the following manner:

(i) LIBOR will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, that appears on Reuters screen page “LIBOR01”, or any successor page, at approximately 11:00 a.m., London time, on that Dividend Determination Date.

(ii) If no such rate appears, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, selected by the Calculation Agent as directed by the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Dividend Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that Dividend Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the first day of such Dividend Period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Dividend Determination Date, by three major banks in New York City, selected by the Calculation Agent as directed by the Corporation, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the first day of such Dividend Period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that Dividend Determination Date will be the same as LIBOR for the immediately preceding Dividend Period, or, if there was no such Dividend Period, the dividend payable will be based on the initial dividend rate.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

“Reuters” means Reuters 3000 Xtra Service or any successor service.

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Holders of Series F shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series F as specified in this Section 4 (subject to the other provisions of this Certificate of Designation).

Dividends on shares of the Series F will not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series F payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series F are declared for any future Dividend Period.

(b) Priority of Dividends. The Series F will rank (i) senior to the Common Stock and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series F, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series F (issued with the requisite consent of the holders of the Series F, if required) and (iii) equally with the Series A, the Series C, the Series E and each other class or series of Preferred Stock the Corporation may issue that is not expressly stated to be senior or junior to the Series F, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

So long as any share of Series F remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series F has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to:

•	repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a subsidiary of the Corporation, for any class or series of Junior Stock;

•	the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. LLC, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

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When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series F and any shares of Parity Stock, all dividends declared on the Series F and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series F and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any stock ranking, as to dividends, equally with or junior to the Series F, from time to time out of any funds legally available for such payment, and the Series F shall not be entitled to participate in any such dividends.

(c) Restrictions on the Payment of Dividends. Dividends on the Series F will not be declared, paid or set aside for payment if the Corporation fails to comply, or if and to the extent such act would cause the Corporation to fail to comply, with applicable laws and regulations, including the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) applicable to the Corporation.

5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series F shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities to creditors, if any, of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series F in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series F as to such distribution, a liquidating distribution in an amount equal to $25,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series F will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all holders of Series F and all holders of any stock of the Corporation ranking equally with the Series F as to such distribution, the amounts paid to the holders of Series F and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the holders of Series F and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the

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Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series F and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series F will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 5 and will have no right or claim to any of the Corporation’s remaining assets.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series F and any other shares of the Corporation’s stock ranking equally as to the Liquidation Preference, the holders of other stock of the Corporation ranking junior as to the Liquidation Preference shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the holders of Series F receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) Optional Redemption. The Corporation may, at its option, redeem the Series F (i) in whole or in part, from time to time, on any Dividend Payment Date on or after January 15, 2024 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined below), in each case upon notice given as provided in Section 6(c) below, at a redemption price equal to $25,000 per share, together with (except as otherwise provided herein below) any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends. The redemption price for any shares of Series F shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

A “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after December 5, 2013, (ii) any proposed change in those laws or regulations that is announced or becomes effective after December 5, 2013, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after December 5, 2013, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series F then outstanding as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or

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regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series F is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

(b) No Sinking Fund. The Series F will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series F will have no right to require the redemption or repurchase of any shares of Series F.

(c) Notice of Redemption. Notice of every redemption of shares of Series F shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series F designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F. Notwithstanding the foregoing, if the depositary shares representing interests in the Series F are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series F at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series F to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series F at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series F shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of any shares of Series F so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

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7. Voting Rights.

(a) General. The holders of Series F shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series F, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series F or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series F or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series F and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four consecutive regular dividend periods following the Nonpayment.

If and when dividends for at least four consecutive regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series F and any other class or series of Voting Preferred Stock, the holders of the Series F and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series F together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series F and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock

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Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series F or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series F are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series F and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series F with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series F. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series F, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series F, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series F remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series F, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series F, Series A, Series C or Series E, or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series F with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the holders of outstanding shares of Series F.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series F for this purpose), then only such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred

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Stock. If all series of a class of Preferred Stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

(d) Changes for Clarification. Without the consent of the holders of the Series F, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series F, the Corporation may amend, alter, supplement or repeal any terms of the Series F:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series F that is not inconsistent with the provisions of this Certificate of Designation.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series F shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series F shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series F (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series F is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series F and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series F are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series F may deem and treat the record holder of any share of Series F as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

9. Notices. All notices or communications in respect of Series F shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law.

10. No Preemptive Rights. No share of Series F shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

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11. Other Rights. The shares of Series F shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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IN WITNESS WHEREOF, Morgan Stanley has caused this certificate to be signed by Kevin Sheehan, its Assistant Treasurer, this 9th day of December, 2013.

MORGAN STANLEY
By	/s/ Kevin Sheehan
Name: Kevin Sheehan
Title: Assistant Treasurer

[Signature Page to the Certificate of Designation]

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF THE

6.625% NON-CUMULATIVE PREFERRED STOCK, SERIES G

(Liquidation Preference $25,000 per share)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Morgan Stanley, a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of the Preferred Stock Financing Committee (the “Committee”) of the Board of Directors of the Corporation adopted on April 22, 2014, the creation of 6.625% Non-Cumulative Preferred Stock, Series G, par value $0.01 per share, liquidation preference $25,000 per share (“Series G”), of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series G, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “6.625% Non-Cumulative Preferred Stock, Series G.” Each share of Series G shall be identical in all respects to every other share of Series G, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

2. Number of Shares. The authorized number of shares of Series G shall be 20,000. Shares of Series G that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock; provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series G by any subsidiary of the Corporation.

3. Definitions. As used herein with respect to Series G:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(d) “Certificate of Designation” means this Certificate of Designation relating to the Series G, as it may be amended or supplemented from time to time.

(e) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designation.

(f) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(g) “Dividend Payment Date” means January 15, April 15, July 15, and October 15 of each year, subject to adjustment as described in Section 4(a).

(h) “Dividend Period” has the meaning set forth in Section 4(a).

(i) “Dividend Record Date” has the meaning set forth in Section 4(a).

(j) “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

(k) “Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series G as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Junior Stock includes the Common Stock.

(l) “Liquidation Preference” has the meaning set forth in Section 5(b).

(m) “Nonpayment” has the meaning set forth in Section 7(b).

(n) “Original Issue Date” means April 29, 2014.

(o) “Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series G in the payment of dividends, whether cumulative or non-cumulative, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Parity stock includes the Corporation’s previously issued Floating Rate Non-Cumulative Preferred Stock, Series A, liquidation preference $25,000 per share (“Series A”), the Corporation’s previously issued 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, liquidation preference $1,000 per share (“Series C”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, liquidation preference $25,000 per share (“Series E”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, liquidation preference $25,000 per share (“Series F”), and the Corporation’s Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H, liquidation preference $25,000 per share (“Series H”).

(p) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series G.

(q) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(r) “Regulatory Capital Treatment Event” has the meaning set forth in Section 6(a).

(s) “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series G as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have

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been conferred and are exercisable. Voting Preferred Stock includes the Series A, the Series C, the Series E, the Series F and the Series H. Whether a plurality, majority or other portion of the shares of Series G and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

4. Dividends.

(a) Rate. Holders of Series G will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the Original Issue Date (in the case of the initial Dividend Period only) or the immediately preceding Dividend Payment Date, quarterly in arrears on each Dividend Payment Date, commencing on July 15, 2014. These dividends will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to 6.625%. In the event that the Corporation issues additional shares of Series G after the Original Issue Date, dividends on such shares may accrue from the Original Issue Date or any other date specified by the Board of Directors or an authorized committee thereof at the time such additional shares are issued.

Dividends that are payable on Series G on any Dividend Payment Date will be payable to holders of record of Series G as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date or any earlier redemption date, except that (i) the initial Dividend Period for any share of Series G issued on the Original Issue Date will commence on and include the Original Issue Date of the Series G and will end on and exclude the July 15, 2014 Dividend Payment Date, and (ii) for any share of Series G issued after the Original Issue Date, the initial Dividend Period for such shares may commence on and include the Original Issue Date or such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose and shall end on and exclude the next Dividend Payment Date. Dividends payable on the Series G for any Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends for the initial Dividend Period for shares of Series G issued on the Original Issue Date will be calculated from the Original Issue Date. If any scheduled Dividend Payment Date is not a Business Day, then the payment will be made on the next succeeding Business Day and no additional dividends will accrue as a result of that postponement.

Holders of Series G shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series G as specified in this Section 4 (subject to the other provisions of this Certificate of Designation).

Dividends on shares of the Series G will not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series G payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series G are declared for any future Dividend Period.

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(b) Priority of Dividends. The Series G will rank (i) senior to the Common Stock and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series G, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series G (issued with the requisite consent of the holders of the Series G, if required) and (iii) equally with the Series A, the Series C, the Series E, the Series F, the Series H and each other class or series of Preferred Stock the Corporation may issue that is not expressly stated to be senior or junior to the Series G, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

So long as any share of Series G remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series G has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to:

•	repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a subsidiary of the Corporation, for any class or series of Junior Stock;

•	the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. LLC, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series G and any shares of Parity Stock, all dividends declared on the Series G and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series G and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

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Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any stock ranking, as to dividends, equally with or junior to the Series G, from time to time out of any funds legally available for such payment, and the Series G shall not be entitled to participate in any such dividends.

(c) Restrictions on the Payment of Dividends. Dividends on the Series G will not be declared, paid or set aside for payment if the Corporation fails to comply, or if and to the extent such act would cause the Corporation to fail to comply, with applicable laws and regulations, including the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) applicable to the Corporation.

5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series G shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities to creditors, if any, of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series G in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series G as to such distribution, a liquidating distribution in an amount equal to $25,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series G will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all holders of Series G and all holders of any stock of the Corporation ranking equally with the Series G as to such distribution, the amounts paid to the holders of Series G and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the holders of Series G and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series G and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series G will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 5 and will have no right or claim to any of the Corporation’s remaining assets.

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(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series G and any other shares of the Corporation’s stock ranking equally as to the Liquidation Preference, the holders of other stock of the Corporation ranking junior as to the Liquidation Preference shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the holders of Series G receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) Optional Redemption. The Corporation may, at its option, redeem the Series G (i) in whole or in part, from time to time, on any Dividend Payment Date on or after July 15, 2019 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined below), in each case upon notice given as provided in Section 6(c) below, at a redemption price equal to $25,000 per share, together with (except as otherwise provided herein below) any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends. The redemption price for any shares of Series G shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

A “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after April 22, 2014, (ii) any proposed change in those laws or regulations that is announced or becomes effective after April 22, 2014, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after April 22, 2014, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series G then outstanding as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series G is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

(b) No Sinking Fund. The Series G will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series G will have no right to require the redemption or repurchase of any shares of Series G.

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(c) Notice of Redemption. Notice of every redemption of shares of Series G shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series G designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G. Notwithstanding the foregoing, if the depositary shares representing interests in the Series G are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series G at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series G to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series G at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series G shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of any shares of Series G so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

7. Voting Rights.

(a) General. The holders of Series G shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series G, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred

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Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series G or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series G or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series G and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four consecutive regular dividend periods following the Nonpayment.

If and when dividends for at least four consecutive regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series G and any other class or series of Voting Preferred Stock, the holders of the Series G and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series G together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series G and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series G or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series G are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series G and any Voting Preferred Stock at the time outstanding

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and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series G with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series G. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series G, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series G, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series G remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series G, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series G, Series A, Series C, Series E, Series F, or Series H or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series G with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the holders of outstanding shares of Series G.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series G for this purpose), then only such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

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(d) Changes for Clarification. Without the consent of the holders of the Series G, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series G, the Corporation may amend, alter, supplement or repeal any terms of the Series G:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series G that is not inconsistent with the provisions of this Certificate of Designation.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series G shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series G shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series G (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series G is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series G and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series G are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series G may deem and treat the record holder of any share of Series G as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

9. Notices. All notices or communications in respect of Series G shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law.

10. No Preemptive Rights. No share of Series G shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

11. Other Rights. The shares of Series G shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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IN WITNESS WHEREOF, Morgan Stanley has caused this certificate to be signed by Kevin Sheehan, its Assistant Treasurer, this 28th day of April, 2014.

MORGAN STANLEY

By	/s/ Kevin Sheehan
	Name:	Kevin Sheehan
Title: Assistant Treasurer

[Signature Page to Series G Certificate of Designation]

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF THE

FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES H

(Liquidation Preference $25,000 per share)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Morgan Stanley, a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of the Preferred Stock Financing Committee (the “Committee”) of the Board of Directors of the Corporation adopted on April 22, 2014, the creation of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H, par value $0.01 per share, liquidation preference $25,000 per share (“Series H”), of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series H, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H.” Each share of Series H shall be identical in all respects to every other share of Series H, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

2. Number of Shares. The authorized number of shares of Series H shall be 52,000. Shares of Series H that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock; provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series H by any subsidiary of the Corporation.

3. Definitions. As used herein with respect to Series H:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(d) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series H is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(e) “Certificate of Designation” means this Certificate of Designation relating to the Series H, as it may be amended or supplemented from time to time.

(f) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designation.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h) “Dividend Determination Date” means, for each Dividend Period during the Floating Rate Period, the second London Business Day immediately preceding the first day of such Dividend Period.

(i) “Dividend Payment Date” means January 15 and July 15 of each year, commencing on July 15, 2014 and ending on July 15, 2019 and thereafter January 15, April 15, July 15, and October 15 of each year, subject to adjustment as described in Section 4(a).

(j) “Dividend Period” has the meaning set forth in Section 4(a).

(k) “Dividend Record Date” has the meaning set forth in Section 4(a).

(l) “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

(m) “Fixed Rate Period” has the meaning set forth in Section 4(a).

(n) “Floating Rate Period” has the meaning set forth in Section 4(a).

(o) “Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series H as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Junior Stock includes the Common Stock.

(p) “LIBOR” has the meaning set forth in Section 4(a).

(q) “Liquidation Preference” has the meaning set forth in Section 5(b).

(r) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(s) “Nonpayment” has the meaning set forth in Section 7(b).

(t) “Original Issue Date” means April 29, 2014.

(u) “Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series H in the payment of dividends, whether cumulative or non-cumulative, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Parity stock includes the Corporation’s

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previously issued Floating Rate Non-Cumulative Preferred Stock, Series A, liquidation preference $25,000 per share (“Series A”), the Corporation’s previously issued 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, liquidation preference $1,000 per share (“Series C”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, liquidation preference $25,000 per share (“Series E”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, liquidation preference $25,000 per share (“Series F”), and the Corporation’s 6.625% Non-Cumulative Preferred Stock, Series G, liquidation preference $25,000 per share (“Series G”).

(v) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series H.

(w) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(x) “Regulatory Capital Treatment Event” has the meaning set forth in Section 6(a).

(y) “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series H as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Series A, the Series C, the Series E, the Series F and the Series G. Whether a plurality, majority or other portion of the shares of Series H and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

4. Dividends.

(a) Rate. Holders of Series H will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the Original Issue Date (in the case of the initial Dividend Period only) or the immediately preceding Dividend Payment Date, semi-annually in arrears on the 15th day of January and July of each year, commencing on July 15, 2014 and ending on July 15, 2019 and thereafter quarterly in arrears on the 15th day of January, April, July and October of each year. These dividends will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to 5.45% with respect to each Dividend Period from and including the Original Issue Date to, but excluding, July 15, 2019 (the “Fixed Rate Period”) and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related Dividend Determination Date plus 3.61% with respect to each Dividend Period from and including July 15, 2019 (the “Floating Rate Period”). In the event that the Corporation issues additional shares of Series H after the Original Issue Date, dividends on such shares may accrue from the Original Issue Date or any other date specified by the Board of Directors or an authorized committee thereof at the time such additional shares are issued.

Dividends that are payable on Series H on any Dividend Payment Date will be payable to holders of record of Series H as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

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A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date or any earlier redemption date, except that (i) the initial Dividend Period for any share of Series H issued on the Original Issue Date will commence on and include the Original Issue Date of the Series H and will end on and exclude the July 15, 2014 Dividend Payment Date, and (ii) for any share of Series H issued after the Original Issue Date, the initial Dividend Period for such shares may commence on and include the Original Issue Date or such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose and shall end on and exclude the next Dividend Payment Date. Dividends payable on the Series H for any Dividend Period during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series H for any Dividend Period during the Floating Rate Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the Dividend Period. Dividends for the initial Dividend Period for shares of Series H issued on the Original Issue Date will be calculated from the Original Issue Date. If any scheduled Dividend Payment Date up to and including the July 15, 2019 scheduled Dividend Payment Date is not a Business Day, then the payment will be made on the next succeeding Business Day and no additional dividends will accrue as a result of that postponement. If any scheduled Dividend Payment Date thereafter is not a Business Day, then the Dividend Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day, and, in either case, dividends will accrue to, but excluding, the date dividends are paid.

For any Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) shall be determined by the Calculation Agent on the Dividend Determination Date in the following manner:

(i) LIBOR will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, that appears on Reuters screen page “LIBOR01”, or any successor page, at approximately 11:00 a.m., London time, on that Dividend Determination Date.

(ii) If no such rate appears, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, selected by the Calculation Agent as directed by the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Dividend Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that Dividend Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the first day of such Dividend Period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Dividend Determination Date, by three major banks in New York City, selected by the Calculation Agent as directed by the Corporation, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the first day of such Dividend Period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that Dividend Determination Date will be the same as LIBOR for the immediately preceding Dividend Period, or, if there was no such Dividend Period, the dividend payable will be based on the initial dividend rate.

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The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

“Reuters” means Reuters 3000 Xtra Service or any successor service.

Holders of Series H shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series H as specified in this Section 4 (subject to the other provisions of this Certificate of Designation).

Dividends on shares of the Series H will not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series H payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series H are declared for any future Dividend Period.

(b) Priority of Dividends. The Series H will rank (i) senior to the Common Stock and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series H, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series H (issued with the requisite consent of the holders of the Series H, if required) and (iii) equally with the Series A, the Series C, the Series E, the Series F, the Series G and each other class or series of Preferred Stock the Corporation may issue that is not expressly stated to be senior or junior to the Series H, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

So long as any share of Series H remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series H has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to:

•	repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a subsidiary of the Corporation, for any class or series of Junior Stock;

•	the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

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•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. LLC, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series H and any shares of Parity Stock, all dividends declared on the Series H and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series H and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any stock ranking, as to dividends, equally with or junior to the Series H, from time to time out of any funds legally available for such payment, and the Series H shall not be entitled to participate in any such dividends.

(c) Restrictions on the Payment of Dividends. Dividends on the Series H will not be declared, paid or set aside for payment if the Corporation fails to comply, or if and to the extent such act would cause the Corporation to fail to comply, with applicable laws and regulations, including the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) applicable to the Corporation.

5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series H shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities to creditors, if any, of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series H in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series H as to such distribution, a liquidating distribution in an amount equal to $25,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series H will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

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(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all holders of Series H and all holders of any stock of the Corporation ranking equally with the Series H as to such distribution, the amounts paid to the holders of Series H and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the holders of Series H and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series H and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series H will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 5 and will have no right or claim to any of the Corporation’s remaining assets.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series H and any other shares of the Corporation’s stock ranking equally as to the Liquidation Preference, the holders of other stock of the Corporation ranking junior as to the Liquidation Preference shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the holders of Series H receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) Optional Redemption. The Corporation may, at its option, redeem the Series H (i) in whole or in part, from time to time, on any Dividend Payment Date on or after July 15, 2019 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined below), in each case upon notice given as provided in Section 6(c) below, at a redemption price equal to $25,000 per share, together with (except as otherwise provided herein below) any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends. The redemption price for any shares of Series H shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

A “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after April 22, 2014, (ii) any

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proposed change in those laws or regulations that is announced or becomes effective after April 22, 2014, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after April 22, 2014, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series H then outstanding as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series H is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

(b) No Sinking Fund. The Series H will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series H will have no right to require the redemption or repurchase of any shares of Series H.

(c) Notice of Redemption. Notice of every redemption of shares of Series H shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series H designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series H. Notwithstanding the foregoing, if the depositary shares representing interests in the Series H are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series H at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series H to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series H at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series H shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of any shares of Series H so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest.

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Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

7. Voting Rights.

(a) General. The holders of Series H shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series H, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series H or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series H or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series H and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four consecutive regular dividend periods following the Nonpayment.

If and when dividends for at least four consecutive regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series H and any other class or series of Voting Preferred Stock, the holders of the Series H and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series H together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none

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remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series H and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series H or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series H are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series H and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series H with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series H. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series H, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series H, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series H remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series H, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series H, Series A, Series C, Series E, Series F, or Series G, or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series H with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the holders of outstanding shares of Series H.

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If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series H for this purpose), then only such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

(d) Changes for Clarification. Without the consent of the holders of the Series H, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series H, the Corporation may amend, alter, supplement or repeal any terms of the Series H:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series H that is not inconsistent with the provisions of this Certificate of Designation.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series H shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series H shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series H (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series H is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series H and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series H are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series H may deem and treat the record holder of any share of Series H as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

9. Notices. All notices or communications in respect of Series H shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law.

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10. No Preemptive Rights. No share of Series H shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

11. Other Rights. The shares of Series H shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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IN WITNESS WHEREOF, Morgan Stanley has caused this certificate to be signed by Kevin Sheehan, its Assistant Treasurer, this 28th day of April, 2014.

MORGAN STANLEY

By	/s/ Kevin Sheehan
Name: Kevin Sheehan
Title: Assistant Treasurer

[Signature Page to Series H Certificate of Designation]

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF THE

FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES I

(Liquidation Preference $25,000 per share)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Morgan Stanley, a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of the Preferred Stock Financing Committee (the “Committee”) of the Board of Directors of the Corporation adopted on September 11, 2014, the creation of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, par value $0.01 per share, liquidation preference $25,000 per share (“Series I”), of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series I, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I.” Each share of Series I shall be identical in all respects to every other share of Series I, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

2. Number of Shares. The authorized number of shares of Series I shall be 46,000. Shares of Series I that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock; provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series I by any subsidiary of the Corporation.

3. Definitions. As used herein with respect to Series I:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(d) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series I is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(e) “Certificate of Designation” means this Certificate of Designation relating to the Series I, as it may be amended or supplemented from time to time.

(f) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designation.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h) “Dividend Determination Date” means, for each Dividend Period during the Floating Rate Period, the second London Business Day immediately preceding the first day of such Dividend Period.

(i) “Dividend Payment Date” means January 15, April 15, July 15 and October 15 of each year, subject to adjustment as described in Section 4(a).

(j) “Dividend Period” has the meaning set forth in Section 4(a).

(k) “Dividend Record Date” has the meaning set forth in Section 4(a).

(l) “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

(m) “Fixed Rate Period” has the meaning set forth in Section 4(a).

(n) “Floating Rate Period” has the meaning set forth in Section 4(a).

(o) “Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series I as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Junior Stock includes the Common Stock.

(p) “LIBOR” has the meaning set forth in Section 4(a).

(q) “Liquidation Preference” has the meaning set forth in Section 5(b).

(r) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(s) “Nonpayment” has the meaning set forth in Section 7(b).

(t) “Original Issue Date” means September 18, 2014.

(u) “Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series I in the payment of dividends, whether cumulative or non-cumulative, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Parity stock includes the Corporation’s

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previously issued Floating Rate Non-Cumulative Preferred Stock, Series A, liquidation preference $25,000 per share (“Series A”), the Corporation’s previously issued 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, liquidation preference $1,000 per share (“Series C”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, liquidation preference $25,000 per share (“Series E”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, liquidation preference $25,000 per share (“Series F”), the Corporation’s previously issued 6.625% Non-Cumulative Preferred Stock, Series G, liquidation preference $25,000 per share (“Series G”), and the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H, liquidation preference $25,000 per share (“Series H”).

(v) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series I.

(w) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(x) “Regulatory Capital Treatment Event” has the meaning set forth in Section 6(a).

(y) “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series I as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Series A, the Series C, the Series E, the Series F, the Series G and the Series H. Whether a plurality, majority or other portion of the shares of Series I and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

4. Dividends.

(a) Rate. Holders of Series I will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the Original Issue Date (in the case of the initial Dividend Period only) or the immediately preceding Dividend Payment Date, quarterly in arrears on each Dividend Payment Date, commencing on January 15, 2015. These dividends will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to 6.375% with respect to each Dividend Period from and including the Original Issue Date to, but excluding, October 15, 2024 (the “Fixed Rate Period”) and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related Dividend Determination Date plus 3.708% with respect to each Dividend Period from and including October 15, 2024 (the “Floating Rate Period”). In the event that the Corporation issues additional shares of Series I after the Original Issue Date, dividends on such shares may accrue from the Original Issue Date or any other date specified by the Board of Directors or an authorized committee thereof at the time such additional shares are issued.

Dividends that are payable on Series I on any Dividend Payment Date will be payable to holders of record of Series I as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

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A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date or any earlier redemption date, except that (i) the initial Dividend Period for any share of Series I issued on the Original Issue Date will commence on and include the Original Issue Date of the Series I and will end on and exclude the January 15, 2015 Dividend Payment Date, and (ii) for any share of Series I issued after the Original Issue Date, the initial Dividend Period for such shares may commence on and include the Original Issue Date or such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose and shall end on and exclude the next Dividend Payment Date. Dividends payable on the Series I for any Dividend Period during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series I for any Dividend Period during the Floating Rate Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the Dividend Period. Dividends for the initial Dividend Period for shares of Series I issued on the Original Issue Date will be calculated from the Original Issue Date. If any scheduled Dividend Payment Date up to and including the October 15, 2024 scheduled Dividend Payment Date is not a Business Day, then the payment will be made on the next succeeding Business Day and no additional dividends will accrue as a result of that postponement. If any scheduled Dividend Payment Date thereafter is not a Business Day, then the Dividend Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day, and, in either case, dividends will accrue to, but excluding, the date dividends are paid.

For any Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) shall be determined by the Calculation Agent on the Dividend Determination Date in the following manner:

(i) LIBOR will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, that appears on Reuters screen page “LIBOR01”, or any successor page, at approximately 11:00 a.m., London time, on that Dividend Determination Date.

(ii) If no such rate appears, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, selected by the Calculation Agent as directed by the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Dividend Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that Dividend Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the first day of such Dividend Period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Dividend Determination Date, by three major banks in New York City, selected by the Calculation Agent as directed by the Corporation, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the first day of such Dividend Period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth

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above, LIBOR for that Dividend Determination Date will be the same as LIBOR for the immediately preceding Dividend Period, or, if there was no such Dividend Period, the dividend payable will be based on the initial dividend rate.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

“Reuters” means Reuters 3000 Xtra Service or any successor service.

Holders of Series I shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series I as specified in this Section 4 (subject to the other provisions of this Certificate of Designation).

Dividends on shares of the Series I will not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series I payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series I are declared for any future Dividend Period.

(b) Priority of Dividends. The Series I will rank (i) senior to the Common Stock and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series I, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series I (issued with the requisite consent of the holders of the Series I, if required) and (iii) equally with the Series A, the Series C, the Series E, the Series F, the Series G, the Series H and each other class or series of Preferred Stock the Corporation may issue that is not expressly stated to be senior or junior to the Series I, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

So long as any share of Series I remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series I has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to:

•	repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a subsidiary of the Corporation, for any class or series of Junior Stock;

•	the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

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•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. LLC, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series I and any shares of Parity Stock, all dividends declared on the Series I and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series I and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any stock ranking, as to dividends, equally with or junior to the Series I, from time to time out of any funds legally available for such payment, and the Series I shall not be entitled to participate in any such dividends.

(c) Restrictions on the Payment of Dividends. Dividends on the Series I will not be declared, paid or set aside for payment if the Corporation fails to comply, or if and to the extent such act would cause the Corporation to fail to comply, with applicable laws and regulations, including the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) applicable to the Corporation.

5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series I shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities to creditors, if any, of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series I in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series I as to such distribution, a liquidating distribution in an amount equal to $25,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the

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date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series I will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all holders of Series I and all holders of any stock of the Corporation ranking equally with the Series I as to such distribution, the amounts paid to the holders of Series I and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the holders of Series I and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series I and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series I will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 5 and will have no right or claim to any of the Corporation’s remaining assets.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series I and any other shares of the Corporation’s stock ranking equally as to the Liquidation Preference, the holders of other stock of the Corporation ranking junior as to the Liquidation Preference shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the holders of Series I receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) Optional Redemption. The Corporation may, at its option, redeem the Series I (i) in whole or in part, from time to time, on any Dividend Payment Date on or after October 15, 2024 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined below), in each case upon notice given as provided in Section 6(c) below, at a redemption price equal to $25,000 per share, together with (except as otherwise provided herein below) any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends. The redemption price for any shares of Series I shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

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A “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after September 11, 2014, (ii) any proposed change in those laws or regulations that is announced or becomes effective after September 11, 2014, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after September 11, 2014, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series I then outstanding as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series I is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

(b) No Sinking Fund. The Series I will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series I will have no right to require the redemption or repurchase of any shares of Series I.

(c) Notice of Redemption. Notice of every redemption of shares of Series I shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series I designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series I. Notwithstanding the foregoing, if the depositary shares representing interests in the Series I are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series I at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series I to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series I at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series I shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its

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other funds, in trust for the pro rata benefit of the holders of any shares of Series I so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

7. Voting Rights.

(a) General. The holders of Series I shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series I, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series I or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series I or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series I and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four consecutive regular dividend periods following the Nonpayment.

If and when dividends for at least four consecutive regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series I and any other class or series of Voting Preferred Stock, the holders of the Series I and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at

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least four consecutive regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series I together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series I and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series I or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series I are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series I and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series I with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series I. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series I, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series I, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series I remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series I, taken as a whole;

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provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series I, Series A, Series C, Series E, Series F, Series G, or Series H, or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series I with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the holders of outstanding shares of Series I.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series I for this purpose), then only such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

(d) Changes for Clarification. Without the consent of the holders of the Series I, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series I, the Corporation may amend, alter, supplement or repeal any terms of the Series I:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series I that is not inconsistent with the provisions of this Certificate of Designation.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series I shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series I shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series I (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series I is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series I and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series I are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

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8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series I may deem and treat the record holder of any share of Series I as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

9. Notices. All notices or communications in respect of Series I shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law.

10. No Preemptive Rights. No share of Series I shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

11. Other Rights. The shares of Series I shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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IN WITNESS WHEREOF, Morgan Stanley has caused this certificate to be signed by Kevin Sheehan, its Assistant Treasurer, this 17th day of September, 2014.

MORGAN STANLEY

By	/s/ Kevin Sheehan
	Name:	Kevin Sheehan
	Title:	Assistant Treasurer

Signature Page to Certificate of Designation

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF THE

FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES J

(Liquidation Preference $25,000 per share)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Morgan Stanley, a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of the Preferred Stock Financing Committee (the “Committee”) of the Board of Directors of the Corporation adopted on March 12, 2015, the creation of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J, par value $0.01 per share, liquidation preference $25,000 per share (“Series J”), of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series J, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J.” Each share of Series J shall be identical in all respects to every other share of Series J, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

2. Number of Shares. The authorized number of shares of Series J shall be 60,000. Shares of Series J that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock; provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series J by any subsidiary of the Corporation.

3. Definitions. As used herein with respect to Series J:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(d) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series J is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(e) “Certificate of Designation” means this Certificate of Designation relating to the Series J, as it may be amended or supplemented from time to time.

(f) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designation.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h) “Dividend Determination Date” means, for each Dividend Period during the Floating Rate Period, the second London Business Day immediately preceding the first day of such Dividend Period.

(i) “Dividend Payment Date” means January 15 and July 15 of each year, commencing on July 15, 2015 and ending on July 15, 2020 and thereafter January 15, April 15, July 15 and October 15 of each year, subject to adjustment as described in Section 4(a).

(j) “Dividend Period” has the meaning set forth in Section 4(a).

(k) “Dividend Record Date” has the meaning set forth in Section 4(a).

(l) “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

(m) “Fixed Rate Period” has the meaning set forth in Section 4(a).

(n) “Floating Rate Period” has the meaning set forth in Section 4(a).

(o) “Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series J as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Junior Stock includes the Common Stock.

(p) “LIBOR” has the meaning set forth in Section 4(a).

(q) “Liquidation Preference” has the meaning set forth in Section 5(b).

(r) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(s) “Nonpayment” has the meaning set forth in Section 7(b).

(t) “Original Issue Date” means March 19, 2015.

(u) “Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series J in the payment of dividends, whether cumulative or non-cumulative, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Parity stock includes the Corporation’s

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previously issued Floating Rate Non-Cumulative Preferred Stock, Series A, liquidation preference $25,000 per share (“Series A”), the Corporation’s previously issued 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, liquidation preference $1,000 per share (“Series C”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, liquidation preference $25,000 per share (“Series E”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, liquidation preference $25,000 per share (“Series F”), the Corporation’s previously issued 6.625% Non-Cumulative Preferred Stock, Series G, liquidation preference $25,000 per share (“Series G”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H, liquidation preference $25,000 per share (“Series H”) and the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, liquidation preference $25,000 per share (“Series I”).

(v) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series J.

(w) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(x) “Regulatory Capital Treatment Event” has the meaning set forth in Section 6(a).

(y) “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series J as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Series A, the Series C, the Series E, the Series F, the Series G, the Series H and the Series I. Whether a plurality, majority or other portion of the shares of Series J and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

4. Dividends.

(a) Rate. Holders of Series J will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the Original Issue Date (in the case of the initial Dividend Period only) or the immediately preceding Dividend Payment Date, semi-annually in arrears on the 15th day of January and July of each year, commencing on July 15, 2015 and ending on July 15, 2020 and thereafter quarterly in arrears on the 15th day of January, April, July and October of each year. These dividends will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to 5.55% with respect to each Dividend Period from and including the Original Issue Date to, but excluding, July 15, 2020 (the “Fixed Rate Period”) and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related Dividend Determination Date plus 3.81% with respect to each Dividend Period from and including July 15, 2020 (the “Floating Rate Period”). In the event that the Corporation issues additional shares of Series J after the Original Issue Date, dividends on such shares may accrue from the Original Issue Date or any other date specified by the Board of Directors or an authorized committee thereof at the time such additional shares are issued.

Dividends that are payable on Series J on any Dividend Payment Date will be payable to holders of record of Series J as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before

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such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date or any earlier redemption date, except that (i) the initial Dividend Period for any share of Series J issued on the Original Issue Date will commence on and include the Original Issue Date of the Series J and will end on and exclude the July 15, 2015 Dividend Payment Date, and (ii) for any share of Series J issued after the Original Issue Date, the initial Dividend Period for such shares may commence on and include the Original Issue Date or such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose and shall end on and exclude the next Dividend Payment Date. Dividends payable on the Series J for any Dividend Period during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series J for any Dividend Period during the Floating Rate Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the Dividend Period. Dividends for the initial Dividend Period for shares of Series J issued on the Original Issue Date will be calculated from the Original Issue Date. If any scheduled Dividend Payment Date up to and including the July 15, 2020 scheduled Dividend Payment Date is not a Business Day, then the payment will be made on the next succeeding Business Day and no additional dividends will accrue as a result of that postponement. If any scheduled Dividend Payment Date thereafter is not a Business Day, then the Dividend Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day, and, in either case, dividends will accrue to, but excluding, the date dividends are paid.

For any Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) shall be determined by the Calculation Agent on the Dividend Determination Date in the following manner:

(i) LIBOR will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, that appears on Reuters screen page “LIBOR01”, or any successor page, at approximately 11:00 a.m., London time, on that Dividend Determination Date.

(ii) If no such rate appears, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, selected by the Calculation Agent as directed by the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Dividend Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that Dividend Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the first day of such Dividend Period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Dividend Determination Date, by three major banks in New York City, selected by the Calculation Agent as directed by the Corporation, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the first day of such Dividend Period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth

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above, LIBOR for that Dividend Determination Date will be the same as LIBOR for the immediately preceding Dividend Period, or, if there was no such Dividend Period, the dividend payable will be based on the initial dividend rate.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

“Reuters” means Reuters 3000 Xtra Service or any successor service.

Holders of Series J shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series J as specified in this Section 4 (subject to the other provisions of this Certificate of Designation).

Dividends on shares of the Series J will not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series J payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series J are declared for any future Dividend Period.

(b) Priority of Dividends. The Series J will rank (i) senior to the Common Stock and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series J, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series J (issued with the requisite consent of the holders of the Series J, if required) and (iii) equally with the Series A, the Series C, the Series E, the Series F, the Series G, the Series H, the Series I and each other class or series of Preferred Stock the Corporation may issue that is not expressly stated to be senior or junior to the Series J, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

So long as any share of Series J remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series J has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to:

•	repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a subsidiary of the Corporation, for any class or series of Junior Stock;

•	the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

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•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. LLC, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series J and any shares of Parity Stock, all dividends declared on the Series J and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series J and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any stock ranking, as to dividends, equally with or junior to the Series J, from time to time out of any funds legally available for such payment, and the Series J shall not be entitled to participate in any such dividends.

(c) Restrictions on the Payment of Dividends. Dividends on the Series J will not be declared, paid or set aside for payment if the Corporation fails to comply, or if and to the extent such act would cause the Corporation to fail to comply, with applicable laws and regulations, including the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) applicable to the Corporation.

5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series J shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities to creditors, if any, of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series J in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series J as to such distribution, a liquidating distribution in an amount equal to $25,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the

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date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series J will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all holders of Series J and all holders of any stock of the Corporation ranking equally with the Series J as to such distribution, the amounts paid to the holders of Series J and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the holders of Series J and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series J and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series J will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 5 and will have no right or claim to any of the Corporation’s remaining assets.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series J and any other shares of the Corporation’s stock ranking equally as to the Liquidation Preference, the holders of other stock of the Corporation ranking junior as to the Liquidation Preference shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the holders of Series J receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) Optional Redemption. The Corporation may, at its option, redeem the Series J (i) in whole or in part, from time to time, on any Dividend Payment Date on or after July 15, 2020 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined below), in each case upon notice given as provided in Section 6(c) below, at a redemption price equal to $25,000 per share, together with (except as otherwise provided herein below) any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends. The redemption price for any shares of Series J shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

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A “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after March 12, 2015, (ii) any proposed change in those laws or regulations that is announced or becomes effective after March 12, 2015, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after March 12, 2015, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series J then outstanding as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series J is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

(b) No Sinking Fund. The Series J will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series J will have no right to require the redemption or repurchase of any shares of Series J.

(c) Notice of Redemption. Notice of every redemption of shares of Series J shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series J designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series J. Notwithstanding the foregoing, if the depositary shares representing interests in the Series J are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series J at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series J to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series J at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series J shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of any shares of Series J so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to

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accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

7. Voting Rights.

(a) General. The holders of Series J shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series J, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series J or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series J or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series J and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four consecutive regular dividend periods following the Nonpayment.

If and when dividends for at least four consecutive regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series J and any other class or series of Voting Preferred Stock, the holders of the Series J and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series J together with all series of Voting Preferred Stock then outstanding (voting

9

together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series J and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series J or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series J are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series J and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series J with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series J. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series J, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series J, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series J remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series J, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series J, Series A, Series C, Series E, Series F, Series G, Series H or Series I, or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the

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Series J with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the holders of outstanding shares of Series J.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series J for this purpose), then only such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

(d) Changes for Clarification. Without the consent of the holders of the Series J, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series J, the Corporation may amend, alter, supplement or repeal any terms of the Series J:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series J that is not inconsistent with the provisions of this Certificate of Designation.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series J shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series J shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series J (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series J is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series J and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series J are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series J may deem and treat the record holder of any share of Series J as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

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9. Notices. All notices or communications in respect of Series J shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law.

10. No Preemptive Rights. No share of Series J shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

11. Other Rights. The shares of Series J shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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IN WITNESS WHEREOF, Morgan Stanley has caused this certificate to be signed by Kevin Sheehan, its Assistant Treasurer, this 18th day of March, 2015.

MORGAN STANLEY

By	/s/ Kevin Sheehan
Name: Kevin Sheehan
Title: Assistant Treasurer

Signature Page to Certificate of Designation

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF THE

FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES K

(Liquidation Preference $25,000 per share)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Morgan Stanley, a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of the Preferred Stock Financing Committee (the “Committee”) of the Board of Directors of the Corporation adopted on January 24, 2017, the creation of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, par value $0.01 per share, liquidation preference $25,000 per share (“Series K”), of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series K, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K.” Each share of Series K shall be identical in all respects to every other share of Series K, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

2. Number of Shares. The authorized number of shares of Series K shall be 40,000. Shares of Series K that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock; provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series K by any subsidiary of the Corporation.

3. Definitions. As used herein with respect to Series K:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(d) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series K is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(e) “Certificate of Designation” means this Certificate of Designation relating to the Series K, as it may be amended or supplemented from time to time.

(f) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designation.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h) “Dividend Determination Date” means, for each Dividend Period during the Floating Rate Period, the second London Business Day immediately preceding the first day of such Dividend Period.

(i) “Dividend Payment Date” means January 15, April 15, July 15 and October 15 of each year, subject to adjustment as described in Section 4(a).

(j) “Dividend Period” has the meaning set forth in Section 4(a).

(k) “Dividend Record Date” has the meaning set forth in Section 4(a).

(l) “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

(m) “Fixed Rate Period” has the meaning set forth in Section 4(a).

(n) “Floating Rate Period” has the meaning set forth in Section 4(a).

(o) “Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series K as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Junior Stock includes the Common Stock.

(p) “LIBOR” has the meaning set forth in Section 4(a).

(q) “Liquidation Preference” has the meaning set forth in Section 5(b).

(r) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(s) “Nonpayment” has the meaning set forth in Section 7(b).

(t) “Original Issue Date” means January 31, 2017.

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(u) “Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series K in the payment of dividends, whether cumulative or non-cumulative, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Parity stock includes the Corporation’s previously issued Floating Rate Non-Cumulative Preferred Stock, Series A, liquidation preference $25,000 per share (“Series A”), the Corporation’s previously issued 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, liquidation preference $1,000 per share (“Series C”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, liquidation preference $25,000 per share (“Series E”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, liquidation preference $25,000 per share (“Series F”), the Corporation’s previously issued 6.625% Non-Cumulative Preferred Stock, Series G, liquidation preference $25,000 per share (“Series G”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H, liquidation preference $25,000 per share (“Series H”), the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, liquidation preference $25,000 per share (“Series I”) and the Corporation’s previously issued Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J, liquidation preference $25,000 per share (“Series J”).

(v) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series K.

(w) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(x) “Regulatory Capital Treatment Event” has the meaning set forth in Section 6(a).

(y) “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series K as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Series A, the Series C, the Series E, the Series F, the Series G, the Series H, the Series I and the Series J. Whether a plurality, majority or other portion of the shares of Series K and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

4. Dividends.

(a) Rate. Holders of Series K will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the Original Issue Date (in the case of the initial Dividend Period only) or the immediately preceding Dividend Payment Date, quarterly in arrears on each Dividend Payment Date, commencing on April 15, 2017. These dividends will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to 5.850% with respect to each Dividend Period from and including the Original Issue Date to, but excluding, April 15, 2027 (the “Fixed Rate Period”) and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related Dividend Determination Date plus 3.491% with respect to each Dividend Period from and including April 15, 2027 (the “Floating Rate Period”). In the event that the Corporation

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issues additional shares of Series K after the Original Issue Date, dividends on such shares may accrue from the Original Issue Date or any other date specified by the Board of Directors or an authorized committee thereof at the time such additional shares are issued.

Dividends that are payable on Series K on any Dividend Payment Date will be payable to holders of record of Series K as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date or any earlier redemption date, except that (i) the initial Dividend Period for any share of Series K issued on the Original Issue Date will commence on and include the Original Issue Date of the Series K and will end on and exclude the April 15, 2017 Dividend Payment Date, and (ii) for any share of Series K issued after the Original Issue Date, the initial Dividend Period for such shares may commence on and include the Original Issue Date or such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose and shall end on and exclude the next Dividend Payment Date. Dividends payable on the Series K for any Dividend Period during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series K for any Dividend Period during the Floating Rate Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the Dividend Period. Dividends for the initial Dividend Period for shares of Series K issued on the Original Issue Date will be calculated from the Original Issue Date. If any scheduled Dividend Payment Date up to and including the April 15, 2027 scheduled Dividend Payment Date is not a Business Day, then the payment will be made on the next succeeding Business Day and no additional dividends will accrue as a result of that postponement. If any scheduled Dividend Payment Date thereafter is not a Business Day, then the Dividend Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day, and, in either case, dividends will accrue to, but excluding, the date dividends are paid.

For any Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) shall be determined by the Calculation Agent on the Dividend Determination Date in the following manner:

(i) LIBOR will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, that appears on Reuters screen page “LIBOR01”, or any successor page, at approximately 11:00 a.m., London time, on that Dividend Determination Date.

(ii) If no such rate appears, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, selected by the Calculation Agent as directed by the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Dividend Determination Date

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and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that Dividend Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the first day of such Dividend Period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Dividend Determination Date, by three major banks in New York City, selected by the Calculation Agent as directed by the Corporation, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the first day of such Dividend Period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that Dividend Determination Date will be the same as LIBOR for the immediately preceding Dividend Period, or, if there was no such Dividend Period, the dividend payable will be based on the initial dividend rate.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

“Reuters” means Reuters 3000 Xtra Service or any successor service.

Holders of Series K shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series K as specified in this Section 4 (subject to the other provisions of this Certificate of Designation).

Dividends on shares of the Series K will not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series K payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series K are declared for any future Dividend Period.

(b) Priority of Dividends. The Series K will rank (i) senior to the Common Stock and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series K, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series K (issued with the requisite consent of the holders of the Series K, if required) and (iii) equally with the Series A, the Series C, the Series E, the Series F, the Series G, the Series H, the Series I, the Series J and each other class or series of Preferred Stock the Corporation may issue that is not expressly stated to be senior or junior to the Series K, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

So long as any share of Series K remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series K has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to:

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•	repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a subsidiary of the Corporation, for any class or series of Junior Stock;

•	the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. LLC, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series K and any shares of Parity Stock, all dividends declared on the Series K and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series K and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any stock ranking, as to dividends, equally with or junior to the Series K, from time to time out of any funds legally available for such payment, and the Series K shall not be entitled to participate in any such dividends.

(c) Restrictions on the Payment of Dividends. Dividends on the Series K will not be declared, paid or set aside for payment if the Corporation fails to comply, or if and to the extent such act would cause the Corporation to fail to comply, with applicable laws and regulations, including the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) applicable to the Corporation.

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5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series K shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities to creditors, if any, of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series K in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series K as to such distribution, a liquidating distribution in an amount equal to $25,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series K will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all holders of Series K and all holders of any stock of the Corporation ranking equally with the Series K as to such distribution, the amounts paid to the holders of Series K and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the holders of Series K and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series K and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series K will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 5 and will have no right or claim to any of the Corporation’s remaining assets.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series K and any other shares of the Corporation’s stock ranking equally as to the Liquidation Preference, the holders of other stock of the Corporation ranking junior as to the Liquidation Preference shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the holders of Series K receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

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6. Redemption.

(a) Optional Redemption. The Corporation may, at its option, redeem the Series K (i) in whole or in part, from time to time, on any Dividend Payment Date on or after April 15, 2027 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined below), in each case upon notice given as provided in Section 6(c) below, at a redemption price equal to $25,000 per share, together with (except as otherwise provided herein below) any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends. The redemption price for any shares of Series K shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

A “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after January 24, 2017, (ii) any proposed change in those laws or regulations that is announced or becomes effective after January 24, 2017, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after January 24, 2017, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series K then outstanding as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series K is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

(b) No Sinking Fund. The Series K will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series K will have no right to require the redemption or repurchase of any shares of Series K.

(c) Notice of Redemption. Notice of every redemption of shares of Series K shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series K designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series K. Notwithstanding the foregoing, if the depositary shares representing interests in the Series K are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series K at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the

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number of shares of Series K to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series K at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series K shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of any shares of Series K so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

7. Voting Rights.

(a) General. The holders of Series K shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series K, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series K or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of

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stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series K or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series K and any such series of Voting Preferred Stock shall have been fully paid for at least four consecutive regular dividend periods following the Nonpayment.

If and when dividends for at least four consecutive regular dividend periods following a Nonpayment have been fully paid on the Series K and any other class or series of Voting Preferred Stock, the holders of the Series K and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series K together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series K and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series K or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series K are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series K and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series K with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

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(ii) Amendment of Series K. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series K, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series K, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series K remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series K, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series K, Series A, Series C, Series E, Series F, Series G, Series H, Series I or Series J, or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series K with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the holders of outstanding shares of Series K.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series K for this purpose), then only such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

(d) Changes for Clarification. Without the consent of the holders of the Series K, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series K, the Corporation may amend, alter, supplement or repeal any terms of the Series K:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

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(ii) to make any provision with respect to matters or questions arising with respect to the Series K that is not inconsistent with the provisions of this Certificate of Designation.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series K shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series K shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series K (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series K is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series K and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series K are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series K may deem and treat the record holder of any share of Series K as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

9. Notices. All notices or communications in respect of Series K shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law.

10. No Preemptive Rights. No share of Series K shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

11. Other Rights. The shares of Series K shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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IN WITNESS WHEREOF, Morgan Stanley has caused this certificate to be signed by Kevin Sheehan, its Assistant Treasurer, this 30th day of January, 2017.

MORGAN STANLEY

By	/s/ Kevin Sheehan
Name: Kevin Sheehan Title: Assistant Treasurer